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Exhibit 10.32

SUBORDINATED LOAN AGREEMENT

        THIS SUBORDINATED LOAN AGREEMENT (this "Agreement") is entered into as of October 8, 2002, by and among ARCHON CORPORATION, a Nevada corporation ("Lender"), DUKE'S—SPARKS, LLC, a Nevada limited-liability company ("Borrower"), Endeavor North and the Guarantors with reference to the following facts:

        A.    Borrower is developing a casino called "Duke's" in Sparks, Nevada (the "Project").

        B.    Borrower has obtained a loan from CSP II, LLC, a Nevada limited-liability company (the "Senior Lender"), in the principal amount of Four Million Dollars ($4,000,000) (the "Existing Loan") for the purpose of funding certain hard and soft costs associated with the acquisition and development of the Project. The Existing Loan has been fully disbursed and is secured and to be repaid in accordance with the terms and conditions of a Loan Agreement between Borrower and Lender dated July 22, 2001 (the "Existing Loan Agreement") and the Existing Note, the Existing Deed of Trust, the Existing Guaranty and all other documents executed and delivered in respect of or otherwise relating to the Existing Loan (collectively the "Existing Loan Documents").

        C.    Borrower has requested a loan from Lender in the maximum principal amount of One Million One Hundred Thousand Dollars ($1,100,000) (the "Loan") for the purpose of funding certain Project costs, including costs required to complete construction of and open the Project and Existing and Subordinated Loan transaction costs, all as set forth in the Approved Project Budget, and to be secured, disbursed and repaid in accordance with the terms and conditions of this Agreement, the Note, the Security Agreement and Second Deed of Trust and the Other Loan Documents (as hereinafter defined) and subordinated to the Existing Loan on the terms set forth in Section 9 hereof.

        D.    Lender is willing to make the Loan to Borrower and Borrower is willing to accept the Loan from Lender, subject to the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the above facts and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.    CERTAIN DEFINITIONS

        1.1  As used herein, the following terms shall have the following meanings:

        "Affiliate" means, as to any Person: (i) any other Person or entity controlling, controlled by or under common control with, such Person and entity; (ii) any entity, other than a publicly traded company, in which such Person or entity owns any legal, equitable or beneficial interest; and (iii) any employee, officer or director of such Person or entity.

        "Approved Project Budget" means the complete line-item budget of all Hard Costs and Soft Costs required to complete all work or other improvements necessary to open the Project for business to the general public attached hereto as Annex I, as the same may be modified from time to time with the written approval of Lender.

        "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

        "Borrower Parties" means Borrower, Endeavor North and the Guarantors.

        "Closing Date" means the date as of which the Lender makes its initial advance of Loan proceeds.

        "Construction Documents" has the meaning set forth in Section 4.13.3 hereof.

        "Construction Manager" means Dick Corporation and its successors and assigns retained by Borrower as Borrower's construction manager for the Project.

        "Construction Manager Disbursement" has the meaning set forth in Section 3.2 hereof.

        "Deed of Trust" means the Deed of Trust dated as of October 8, 2002, in favor of the Existing Lender.

        "Default" has the meaning set forth in Section 7.1 hereof.

        "EBDITA" means, for any period, the excess of (i) the sum of (A) net income plus (B) depreciation and amortization plus (C) taxes plus (D) interest expense over (ii) the net amount of items which are classified as extraordinary items in accordance with GAAP.

        "Endeavor North" means Endeavor North, LLC, a Nevada limited-liability company.

        "Environmental Indemnity" means the Environmental Indemnification Agreement of even date herewith by Borrower in favor of Lender.

        "Environmental Requirements" means all present and future laws, statutes, ordinances, rules, regulations, orders, codes, licenses, permits, decrees, judgments, directives or the equivalent of or by any Governmental Agency and relating to or addressing the protection of the environment or human health.

        "Event of Default" has the meaning set forth in Section 7.1 hereof.

        "Existing Deed of Trust" means the "Deed of Trust" referred to in the Existing Loan Agreement, and any modifications thereto, all as delivered to Lender by Borrower.

        "Existing Guaranty" means the "Guaranty" included in the Existing Loan Agreement made by the Guarantors in favor of the Senior Lender.

        "Existing Loan" has the meaning set forth in Recital B hereof.

        "Existing Loan Agreement" has the meaning set forth in Recital B hereof.

        "Existing Loan Documents" has the meaning set forth in Recital B hereof.

        "Existing Note" means the "Note," as defined in the Existing Loan Agreement, dated July 22, 2001, in the amount (as modified) of $4,000,000 payable by Borrower to the order of the Senior Lender.

        "GAAP" means generally accepted accounting principles consistently applied (except for accounting changes in response to FASB releases or similar authoritative pronouncements).

        "Governmental Agency" has the meaning set forth in Section 4.4 hereof.

        "Guarantors" means, collectively, Ray and Sharon Brown, individuals resident in the State of Nevada, Kevin and Kathy Hogan, individuals resident in the State of Washington, and Christopher Lowden, an individual resident in the State of Nevada, who are each referred to herein individually as a "Guarantor."

        "Guaranty" has the meaning set forth in Section 8.1.1 hereof.

        "Hard Costs" means the onsite and offsite cost of labor and materials directly related to the construction of the Project, including, without limitation, items included within the development cost budget that is included in the Approved Project Budget, and construction costs, and specifically excluding overhead, supervision, general and administrative costs and marketing expenses.

        "Hazardous Material" means any material or substance that, whether by its nature or use, is now or is hereafter defined as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Requirement, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any

Environmental Requirement, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product.

        "Initial Disbursement" has the meaning set forth in Section 3.1 hereof.

        "Intercreditor Agreement" means an agreement between the Senior Lender and the Lender substantially in the form of Exhibit A attached hereto.

        "Interest Rate" means Fifteen percent (15%) per annum, and "Additional Interest Rate" means Ten percent (10%) per annum.

        "Law" has the meaning set forth in Section 4.2 hereof.

        "Lease" means the Casino Lease dated October 4, 2002, in the form attached hereto as Exhibit B, between the Lessor and the Lessee.

        "Lease Rentals" shall mean all amounts of any nature whatsoever payable by the Lessee to the Lessor under the Lease.

        "Lender" has the meaning set forth in the introductory paragraph of this Agreement.

        "Lender Parties" means Lender and its successors and assigns and all of its and their respective past, present, and future officers, directors, employees, agents, representatives, attorneys, participants, successors, and assigns.

        "Lessee" means Archon Sparks Management Company, a Nevada corporation, in its capacity as Lessee under the Lease.

        "Lessor" means the Borrower in its capacity as Lessor under the Lease.

        "Lien" means any lien, security interest, pledge, hypothecation, charge, encumbrance, right, option or other claim in or with respect to any property, real, personal or mixed.

        "Loan" has the meaning set forth in Recital C hereof.

        "Loan Documents" means this Agreement, the Note, the Deed of Trust and Other Loan Documents.

        "Material Adverse Litigation" means any controversy, claim, arbitration, suit or other proceeding relating to the Mortgaged Property or the filing or recording of a mechanic's or materialman's lien on the Mortgaged property, (i) in which the actual damages claimed exceed Fifty Thousand Dollars ($50,000), (ii) affecting Borrower or the ability of Borrower to repay the Loan or the ability of any of the Borrower Parties to perform its respective obligations under this Agreement, the Note, the Security Agreement and Second Deed of Trust and the Other Loan Documents, (iii) which may affect the Mortgaged Property or the ability of any Guarantor to perform its obligations under the Guaranty or (iv) involving any of the Material Contracts or the ability of Borrower to complete the work described in the Approved Project Budget within the amount provided for in such budget and within the time period described herein.

        "Maturity Date" means the earlier of October 8, 2009, or the acceleration of the Loan upon the occurrence of a Default.

        "Mortgaged Property" means, collectively, all real and other property included in the Project and all personal property of Borrower in which Borrower has granted and Lender retains a security interest pursuant to the terms of the Security Agreement and Second Deed of Trust.

        "Note" means the Secured Subordinated Promissory Note of even date herewith by Borrower in favor of Lender.

        "Obligor" has the meaning set forth in Section 7.1.3 hereof.

        "Official Records" means the official records of Washoe County, Nevada.

        "Operating Reserve Account" has the meaning set forth in Section 3.3 hereof.

        "Option" means the option granted to the Lender by Endeavor North under the Option Agreement.

        "Option Agreement" means an agreement between Endeavor North, as grantor of the Option, and Lender, as grantee of the Option, in the form attached as Exhibit C.

        "Other Loan Documents" means all of the documents, instruments and agreements, other than this Agreement, the Note or the Security Agreement and Second Deed of Trust, now or hereafter executed by Borrower or others and by or in favor of Lender which wholly or partially secure or guarantee payment of the Loan or the Note, or which otherwise pertain to the Loan, including, without limitation, the Environmental Indemnity and the Guaranty, together with all other instruments, agreements and financial statements delivered to Lender pursuant to Articles 3, 4 and 5 hereof or otherwise, and all certificates, schedules, exhibits and documents furnished, executed or delivered, or to be furnished, executed or delivered, by or on behalf of Borrower pursuant to this Agreement, collectively.

        "Payment Blockage Period" has the meaning set forth in Sections 9.5.3 and 10.5.3 hereof.

        "Permitted Liens" means Liens set forth or otherwise described in Exhibit D.

        "Person" means an individual or a corporation, association, joint venture, general partnership, limited partnership, trust, limited liability company, limited liability partnership or other private entity or Governmental Agency.

        "Project" has the meaning set forth in Recital A hereof.

        "Project Improvements" means the improvements and other work contemplated to be constructed or completed with the proceeds of the Existing Loan and the Loan in accordance with the Approved Project Budget.

        "Request for Payment" has the meaning set forth in Section 3.6.1 hereof.

        "Security Agreement and Second Deed of Trust" means a deed of trust substantially in the form of Exhibit E attached hereto in favor of Lender creating a Lien on the real property subject to the Existing Deed of Trust junior to the Lien of the Existing Deed of Trust and a senior security interest in the non-gaming equipment and other personal property identified as "Collateral" therein.

        "Senior Debt" has the meaning set forth in Section 6.17 hereof.

        "Service Contracts" means all contracts of Borrower Parties or any Affiliates of Borrower Parties relating to the ownership, development, operation, or management of the Project, including, but not limited to, development, construction, architectural, engineering, marketing or similar contracts relating to the Project, the contract or agreement with the Construction Manager, and contracts with suppliers or other vendors, service contracts, maintenance and repair contracts, guaranties and warranties from manufacturers, contractors and suppliers relating to the Project and leases of equipment or other personalty relating to the Project.

        "Shortfall Reserve Account" has the meaning set forth in Section 6.26 hereof.

        "Soft Costs" means all fees and costs that are not directly related to the onsite construction of the Project, including, without limitation, property taxes, interest, and reasonable expenses incurred by the Borrower in completing construction of and opening the Project, escrow and title fees, processing and closing fees, wiring fees, legal fees, appraisals, overhead, supervision, general and administrative costs, and advertising, marketing and promotional expenses, all in amounts and categories conforming to the Approved Project Budget.

        "Supplemental Information" has the meaning set forth in Section 3.6.3 hereof.

        "Title Company" means Stewart Title Company.

        "Title Policies" has the meaning set forth in Section 5.1.8 hereof.

        "Triggering Event of Default" has the meaning set forth in Section 7.1 hereof.

        1.2    References.    Any reference to this Agreement, the Note, the Security Agreement and Second Deed of Trust or any of the Other Loan Documents, or any other document, instrument or agreement, shall include such document, instrument or agreement as originally executed and as it may, from time to time, be renewed, restated, supplemented, amended or modified. References to subsections shall be construed as references to the same Section in which the reference appears. Although some of the above definitions may include reference to "supplements" or "amendments" with respect to documents, instruments and agreements, and to "successors and assigns" with respect to Persons, the inclusion of such language in said definitions shall not be construed as permitting the supplementation and/or amendment of documents, instruments and agreements, or the assignment or other transfer of rights or obligations of Persons, where Lender's consent thereto is required pursuant to the terms of this Agreement.

2.    AMOUNT AND TERMS OF LOAN

        2.1    Agreement to Lend.    On the terms hereof and subject to the satisfaction or written waiver by Lender of the conditions set forth in this Agreement, and in reliance upon the representations, warranties and agreements of the Borrower Parties, as set forth herein, in the Note, the Security Agreement and Second Deed of Trust and the Other Loan Documents, Lender hereby agrees to make the Loan to Borrower and Borrower agrees to accept the Loan each in accordance with this Agreement, the Note, the Security Agreement and Second Deed of Trust and the Other Loan Documents.

        2.2    Interest Rate.    Borrower shall pay the outstanding principal amount of the Loan, together with interest at the Interest Rate and additional interest at the Additional Interest Rate, as applicable. Prior to default or maturity, interest shall accrue on the unpaid principal balance of the Loan at the Interest Rate and, until exercise of the Option, the Additional Interest Rate; late payment of any amount due under this Agreement, the Note, the Security Agreement and Second Deed of Trust or any of the Other Loan Documents, with interest on overdue interest, shall bear interest at the Default Rate. The Loan will be subject to mandatory prepayment on the terms and conditions set forth in Section 2.4 and may be prepaid at the option of the Borrower as provided in the Note.

        2.3    Use of Loan Proceeds.    The proceeds of the Loan shall be used solely for funding (i) certain Hard Costs and Soft Costs of the development of the Project (including payment of interest due and payable on the Existing Loan and costs related thereto) in accordance with the Approved Project Budget, and as otherwise required pursuant to the terms of this Agreement; and (ii) certain transaction costs included in the Approved Project Budget. Borrower agrees that until the Loan is repaid in full, none of the Borrower Parties nor any of their respective Affiliates shall be paid any sum except (i) amounts specifically provided for in the Approved Project Budget; and (ii) otherwise, only with the prior written consent of Lender, which it may grant or withhold in its sole discretion.

        2.4    Repayment of Loan.    The Loan shall be payable in full on the earlier of the Maturity Date or the acceleration of the Loan upon the occurrence of a Default. Prior to default or maturity, the Loan shall be payable in monthly installments of principal and interest as set forth in the Note. Borrower agrees that it will apply both (a) the portion of the rental payments under the Lease specified in

Section 6.25; and (b) the portion of any equity contribution or additional borrowing specified in Section 6.26 to payment of the Loan. Any such payments shall be applied to the [monthly]installments of principal and interest on the Loan in the order of maturity.

        2.5    Security.    Repayment of the Loan shall be secured by the Security Agreement and Second Deed of Trust and certain of the Other Loan Documents as set forth therein. Lender acknowledges and agrees that the Lien of the Security Agreement and Second Deed of Trust in respect of the real property included in the Mortgaged Property is subject and subordinate to the Lien of the Existing Deed of Trust in favor of the Senior Lender.

        2.6    Payment of Costs; Reimbursement of Lender.    On or before the Closing Date, Borrower shall pay, or cause to be paid to the Title Company, all premiums for the Title Policy, together with all recording and filing fees in connection with the Security Agreement and Second Deed of Trust and Other Loan Documents. Borrower also agrees to pay immediately upon demand all costs and expenses of Lender, including, but not limited to, attorneys' fees and expenses, (i) if, after the occurrence of a Default or an Event of Default, the Note is placed in the hands of any attorney or attorneys for collection (whether or not suit is brought); (ii) if Lender finds it necessary or desirable upon the occurrence of a Default or an Event of Default to secure the services or advice of one or more attorneys with regard to collection of the Note against Borrower, any Guarantor or any other party liable therefor or for the protection of its rights under any of the Loan Documents (whether or not suit is brought); (iii) if Lender seeks to have all or any part of the Mortgaged Property turned over to Lender by any estate in bankruptcy, or attempts to have any stay or injunction prohibiting the enforcement or collection of the Note, or prohibiting the enforcement of any of the Security Agreement and Second Deed of Trust or any Other Loan Document, lifted by any bankruptcy or other court, and any subsequent proceedings or appeals from any order or judgment entered in any such proceedings or proceedings or if Lender finds it necessary or appropriate to monitor any such proceedings or appeals; (iv) if Lender shall be made a party to or shall intervene in (or if Lender finds it necessary or appropriate to monitor) any action or proceedings, whether in court or before any Governmental Agency or other adjudicative authority, affecting all or any part of the Mortgaged Property or the title thereto or the interest of Lender under the Security Agreement and Second Deed of Trust or any of the Other Loan Documents (including, without limitation, any form of condemnation or eminent domain proceeding); and (v) as provided in the Security Agreement and Second Deed of Trust. Borrower shall reimburse Lender immediately upon demand for all such costs, charges and attorneys' fees and expenses incurred by Lender in any such event, and until paid, such amount shall bear interest at the Default Rate and shall be secured by the Security Agreement and Second Deed of Trust as a further charge and encumbrance upon the Project and the Mortgaged Property.

        2.7    Guaranty; Subordination.    The Loan shall have the benefit of the Guaranty as provided in Section 8 hereof, subject to subordination as provided in Section 10 hereof, and shall be subordinated to the Existing Loan as provided in Section 9 hereof.

3.    LOAN DISBURSEMENTS

        3.1    Initial Disbursement.    Concurrently with the closing of the Loan, Lender shall make an initial disbursement in the amounts described on Annex II attached hereto (the "Initial Disbursement"). The proceeds of the Initial Disbursement shall be disbursed by Lender's wire transfer, in the aggregate amount set forth on Annex II attached hereto, to the Borrower, which shall use the Initial Disbursement as described on Annex II attached hereto. Following the Closing Date, Borrower shall provide Lender with those items set forth in Sections 3.6.1 and 3.6.2 and such other Supplemental Information (as defined below) as may be requested pertaining to amounts and items included in the Initial Disbursement.

        3.2    Construction Manager Disbursement.    A disbursement of up to $164,000 shall be made to Borrower for the sole and exclusive purpose of fully satisfying Borrower's obligation to the Construction Manager (the "Construction Manager Disbursement"). Such disbursement shall only be made to Borrower by Lender, and then to the Construction Manager by Borrower, upon receipt of the Construction Manager's final payment request for work on the Project, the issuance of a certificate of occupancy by the City of Sparks and satisfaction of any related requirements of Lender to assure Lender that all obligations of Borrower to the Construction Manager, and of the Construction Manager under the Construction Documents, have been or will be fulfilled.

        3.3    Subsequent Project Disbursements.    Following the Initial Disbursement, subsequent disbursements of the balance of the Loan proceeds shall be made as follows:

          3.3.1    Following the date hereof and through the date of maturity of the Note, subject to the terms and conditions set forth herein, Lender shall, so long as there is no Triggering Event of Default or Default hereunder, make disbursements of the Loan to Borrower or, if Lender so chooses, directly to the Construction Manager, contractors, subcontractors, laborers or material suppliers as Borrower may request, up to the maximum Loan amount of One Million One Hundred Thousand Dollars ($1,100,000), less the amount of the Initial Disbursement and the Construction Manager Disbursement.

          3.3.2    Requests for disbursements shall be made in writing to the Lender or in accordance with such other procedures as Lender shall from time to time reasonably require. Documents in support of the Request for Payment (as required by Sections 3.4.1 and 3.4.2 below) shall be submitted to the Lender. In each Request for Payment, Borrower shall request disbursement for one or more specified line items of the Approved Project Budget. From each line item, Lender shall disburse the aggregate proceeds of the Loan in a total amount not to exceed the Approved Project Budget for that line item, taking into account all prior disbursements and any reallocation of funds to which Lender has consented in writing.

          3.3.3    Borrower shall use all proceeds of the Loan strictly for the purposes for which they were disbursed by Lender, and solely in conformity with the Approved Project Budget. If the Project improvements or other services contemplated by the Approved Project Budget cannot be completed in strict conformity with the most recently Approved Project Budget, Borrower shall immediately submit to Lender for its approval a revised Project budget of Hard Costs and Soft Costs. The revised Project Budget shall identify Borrower's requested changes in any line items and shall be accompanied by Borrower's written statement of reasons for the changes. Borrower may not, without the prior written consent of Lender, reallocate any dollar amounts between different line items, except that dollar amounts allocated in the line item for Contingency may be allocated to cover shortfalls in other line items. Any excess dollar amounts remaining in any line item following completion of and payment in full for work covered by such line item shall be reallocated to the line item for Contingency. Lender need make no further disbursements unless and until it approves the revised Project budget. Lender reserves the right to approve or disapprove any Project budget. The most recently Approved Project Budget supersedes all previously Approved Project Budgets.

          3.3.4    No waiver of any condition to disbursement shall be effective unless it is expressly made by Lender in writing. If Lender makes a disbursement before fulfillment of one or more required conditions, that disbursement alone shall not be a waiver of such conditions, and Lender reserves the right to require their fulfillment before making any subsequent disbursements. If all conditions are not satisfied, Lender, in its sole judgment, may disburse as to certain items or categories of costs and not others.

          3.3.5    Lender shall not be required to make any disbursements if:

            (a)  Lender fails to receive a properly completed Request for Payment, or Lender considers any Request for Payment to be incomplete or otherwise unacceptable, based on observations of Lender or any of its agents while visiting the construction site, advice from Lender's Construction Manager or for any other reason; or

            (b)  The Project improvements are materially damaged and not repaired, unless Lender receives funds from Borrower or insurance proceeds sufficient to pay for all repairs in a timely manner; or

            (c)  Lender receives a notice of lien claim or similar notice, unless Borrower obtains a release bond satisfactory to Lender in its reasonable judgment.

          3.3.6    The occurrence of a Triggering Event of Default or Default under this Agreement shall, without limiting any other rights or remedy of Lender hereunder, suspend Lender's obligation to make further disbursements. Upon Borrower's written request and Lender's written consent, which may be granted or withheld in Lender's sole and absolute discretion, Lender's obligation to make further disbursements shall be reinstated if all Triggering Events of Defaults and Defaults under this Agreement have been cured.

        3.4    Other Reports.    In addition to the documentation required pursuant to Paragraph 3.5 below and the financial reports required pursuant to Section 6.20 below, Borrower shall deliver to Lender:

          3.4.1    From and after the date on which the Lease terminates or expires, on or before the fifteenth (15th) day of each month, Borrower shall deliver to Lender a monthly Project report, including (i) a cash flow report reflecting the amounts of funds received from all sources and the application of such funds, certified by the managing member of Borrower, and (ii) the amount of EBITDA for such month and the calculation thereof.

          3.4.2    Concurrently with the delivery of any material reports, notices or other writings (i) by any Borrower Party or (ii) to any Borrower Party under any of the Material Contracts, a copy of such report, notice or other writing. Without limiting the foregoing, Borrower shall deliver to Lender, concurrently with the delivery of the same to the Senior Lender, a copy of any status or other report required to be given to the Senior Lender under the Existing Loan Agreement.

        3.5    Requests for Disbursements.    Borrower shall, when it believes it is entitled to a disbursement hereunder, furnish Lender with the following:

          3.5.1    A request for payment in the form of Exhibit F ("Request for Payment") and such details concerning the Approved Project Budget and the application of the Loan proceeds as Lender shall reasonably require, including but not limited to (a) invoices and evidence satisfactory to Lender of the proper application of past disbursements and a detailed breakdown of the amounts expended to the date of the Request for Payment for the Approved Project Budget, (b) the amounts then due and unpaid in connection with the Approved Project Budget and (c) an itemized estimate of the amount necessary to complete the construction of and open the Project.

          3.5.2    (i) lien waivers or releases, or partial lien waivers and releases, as the case may be, from all contractors, subcontractors and materialmen known by Borrower or its Construction Manager or who have filed a pre-lien who are employed or furnishing materials in connection with the construction of any improvements; (ii) title insurance endorsements showing the Security Agreement and Second Deed of Trust to be a lien or charge upon the Mortgaged Property subordinate only to the lien of the Existing Deed of Trust, and having priority over any and all liens which could be filed in connection with the construction of the Project; and written certification by the Construction Manager that the applicable Project improvements have been constructed in accordance with the Approved Project Budget and any plans and specifications relating thereto.

          Lender shall have the right to telephone or otherwise communicate with the Construction Manager and any contractor, subcontractor, materialman or other person to verify the facts disclosed by any Request for Payment, or for any other purpose, provided that Lender shall endeavor to give Borrower at least twenty-four hours advance notice of the proposed telephone conference or other communication and provide a reasonable opportunity for Borrower to be present and/or participate in any such conference or communication, and provided further that Lender's breach or violation of the requirements of the last proviso shall not give rise to any right or remedy or claim of damages to Borrower or any defense, offset or counterclaim with respect to the repayment of the Loan or any other amount due Lender, and Borrower's exclusive remedy for failing to receive such advance notice shall obtain directly from the Construction Manager any information delivered by the Construction Manager to Lender.

          3.5.3    Provided the requirements set forth in Sections 3.5.1 and 3.5.2(i) and (ii) have been met by Borrower, Lender will fund a requested disbursement within fifteen (15) days of receipt of Borrower's Request for Payment. Following receipt of Borrower's Request for Payment, if Lender determines additional information or documentation is reasonably required to confirm that the applicable Project improvements have been constructed in accordance with applicable laws and the Approved Project Budget and any plans and specifications relating thereto ("Supplemental Information"), Lender shall provide Borrower written notice specifying such Supplemental Information within eight (8) business days of receipt of Borrower's Request for Payment. Thereafter, Lender will fund the requested disbursement within five (5) business days of receipt of satisfactory Supplemental Information.

        3.6    Borrower Obligations.    Nothing contained elsewhere in this Article 3 shall alter or affect in any manner Borrower's other obligations pursuant to this Agreement, including, without limitation, the obligation to apply Loan proceeds in accordance with the Approved Project Budget and Annex II.

4.    REPRESENTATIONS AND WARRANTIES

        In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties which shall be deemed continuing representations and warranties until payment in full of the Loan and the performance of all of Borrower's obligations and duties hereunder and under the Note, the Security Agreement and Second Deed of Trust and the Other Loan Documents, except that the representations and warranties set forth in Sections 4.13.2 and 4.13.3 shall be deemed to have been made only on the Closing Date.

        4.1    Organization and Authority.

          4.1.1    Borrower.    Borrower is a Nevada limited-liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified and in good standing in every other jurisdiction in which the nature of its business makes such qualification necessary. Borrower has full power and authority to own its assets, to transact the business in which it is engaged, and make, execute and deliver, and perform its obligations under, this Agreement and the other Loan Documents to which it is a party. This Agreement, the Note, the Security Agreement and Second Deed of Trust, and the Other Loan Documents to which Borrower is a party, when executed and delivered, will constitute valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

          4.1.2    Endeavor North.    Endeavor North is a Nevada limited-liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified and in good standing in every other jurisdiction in which the nature of its business makes such qualification necessary. Endeavor North has full power and authority to own its assets, to transact the business in which it is engaged, and make, execute and deliver, and perform its obligations under the Loan Documents to which it is a party, including, without limitation, the Option. The Loan Documents to which Endeavor North is a party, when executed and delivered, will constitute valid and legally binding obligations of Endeavor North, enforceable against Endeavor North in accordance with their respective terms.

          4.1.3    Guarantors.    Each Guarantor has full power and authority to own his or her assets, to transact the business in which he or she is engaged and proposes to engage, and make, execute and deliver, and perform his or her obligations under, the Guaranty. The Guaranty, when executed and delivered, will constitute the valid and legally binding obligation of the applicable Guarantor party thereto, enforceable against such Guarantor in accordance with its terms.

        4.2    Authorization; Absence of Conflict.    The execution, delivery and performance of this Agreement and the other Loan Documents, the consummation of the transactions contemplated hereby and thereby, including, without limitation, the borrowings hereunder and the grant by Borrower of the Liens contemplated hereby, by the Security Agreement and Second Deed of Trust and by the Other Loan Documents (i) have been duly authorized by all requisite action on the part of Borrower, Endeavor North and each Guarantor; (ii) do not and will not result in the breach of any of the terms or conditions of, or constitute a default under the operating agreement of Borrower or of Endeavor North; (iii) do not and will not result in the breach of any of the terms or conditions of, or constitute a default under, or permit the acceleration of Borrower's, Endeavor North's or any Guarantor's obligations under, any contract, agreement, lease, commitment, indenture, mortgage, note, security agreement, bond, license, Lien or other instrument or obligation to which Borrower, Endeavor North or any Guarantor is now a party or by which any of the assets of Borrower, Endeavor North or any Guarantor or all or any part of the Mortgaged Property may be bound or affected; (iv) do not and will not violate any law, statute, ordinance, rule or regulation of any administrative agency or governmental body, or any order, writ, injunction, judgment or decree of any court, administrative agency or governmental body binding on Borrower, Endeavor North or any Guarantor, or any decision or finding of any arbitration panel binding upon Borrower, Endeavor North or any Guarantor, or any assets of Borrower, Endeavor North or any Guarantor or all or any part of the Mortgaged Property (each, a "Law"), or any other order, writ, judgment, injunction, decree, determination, or award presently in effect; (v) do not require the consent, authorization or approval of any third person or administrative agency or Governmental Agency to which Borrower, Endeavor North or any Guarantor is subject and which has not been heretofore obtained; or (vi) do not result in the creation of any Lien of any nature upon all or any part of the Project, the Mortgaged Property, or any other assets or properties of Borrower, Endeavor North or any Guarantor (other than as contemplated by this Agreement, the Security Agreement and Second Deed of Trust and the Other Loan Documents), except as permitted by this Agreement, the Note, the Security Agreement, Second Deed of Trust, and the Other Loan Documents.

        4.3    The Project and Mortgaged Property.    Each of the Project and the Mortgaged Property is free and clear of all Liens, except for (i) the Permitted Liens, (ii) Liens permitted under this Agreement, the Note, the Security Agreement and Second Deed of Trust or any of the Other Loan Documents, and (iii) Liens to which Lender has expressly consented in writing.

        4.4    Compliance with Laws.    Each of the Borrower Parties is in compliance in all material respects with all Laws applicable to its business, and has obtained all approvals, licenses, exemptions and other authorizations from, and has made and accomplished all filings, registrations and qualifications with, any federal, state, county, local or municipal government or political subdivision, governmental or quasi-governmental agency, authority, board, bureau, commission, department or public body, or any court, administrative tribunal or public utility (each, a "Governmental Agency"), as may be necessary for the transaction of its business. Borrower and Endeavor North are each in compliance with all covenants, conditions, restrictions, easements, rights of way and other rights of third parties relating to the Project and the Mortgaged Property, including, without limitation, those relating to zoning and land use issues.

        4.5    Taxes.    Each of the Borrower Parties has filed all federal, state, county, local and municipal income and other tax returns required to have been filed by it on a timely basis, and has paid, or following the Initial Disbursement shall have paid, all taxes and assessments which have become due (including any interest or penalties) pursuant to such returns or pursuant to any assessment received by such Borrower Party. None of the Borrower Parties knows of any basis for any additional assessment in respect of any such taxes or assessments, except that which may result from increased valuation resulting from the contemplated development of the Project.

        4.6    Third Party Claims.    Each of the Borrower Parties has paid or will pay in full (except for any retainages as may be permitted or required by any Law to be withheld by such Borrower Party pending completion of the work in question and except for any amounts reasonably disputed by such Borrower Party which are disclosed to Lender in writing) all sums owing by such Borrower Party or claimed to be owed by such Borrower Party for labor, material, supplies, personal property, fixtures, equipment and services of any kind and character used, furnished or installed in or on the Project, and no claim or Lien for the same exists or will be permitted to be created, except as may be permitted by this Agreement, the Note, the Security Agreement, Second Deed of Trust or the Other Loan Documents. The only such claims or Liens existing as of the date of this Agreement are described in Exhibit G, and Borrower will extinguish all such claims and Liens from the proceeds of the Initial Disbursement of the Loan.

        4.7    Litigation.    Except as specifically disclosed to Lender in writing in reference to this Section, there is no Material Adverse Litigation pending or, to the knowledge of Borrower, threatened against Borrower, Endeavor North or any Guarantor or all or any part of the Project or the Mortgaged Property, or involving the validity or enforceability of this Agreement, the Note, any of the Security Agreement and Second Deed of Trust or the Other Loan Documents (including, without limitation, with respect to the enforceability or priority of the Liens created hereby and thereby) which, if adversely determined, could affect (i) the ability of Borrower to repay the Loan in a timely manner, (ii) the financial condition of any Borrower Party, (iii) the Liens granted to Lender hereunder, under the Security Agreement and Second Deed of Trust and under the Other Loan Documents, or (iv) the Project, the Mortgaged Property, or any Borrower Party's rights therein.

        4.8    Environmental Requirements.    Except for the use of Hazardous Materials or other matters listed on Exhibit H attached hereto, neither Borrower nor, to Borrower's knowledge, any other person (including, without limitation, the prior owner of the Project), has been involved in operations at or adjacent to the Project which operations could lead to (i) the imposition of liability on Borrower or any subsequent owner of the Project under any Environmental Requirement or, to Borrower's knowledge, on any other former owner of the Project under any Environmental Requirement, or (ii) the creation of a Lien on the Project under any Environmental Requirement, and no Borrower Party has knowingly permitted, and will not knowingly permit, any tenant or occupant of the Project to engage in any activity that has imposed or would impose liability under any Environmental Requirement on such tenant or occupant, or the Borrower. Except as otherwise expressly set forth on Exhibit H, to Borrower's knowledge, there is not currently and has not been in the past any deposit, storage, disposal, burial, discharge, spillage, uncontrolled loss, seepage or filtration of any Hazardous Material at, upon, under or within the Project in violation of any Environmental Requirement. No Borrower Party has caused or knowingly permitted to occur, and no Borrower Party shall knowingly permit to exist, any condition which may cause a discharge of any Hazardous Material at, upon or within the Project in violation of any Environmental Requirement. No Borrower Party has used any Hazardous Material in, on or under the Project, nor does any Borrower Party have any knowledge of any use of any Hazardous Material by any third party in, on or under the Project, in either case in violation of any Environmental Requirement.

        4.9    No Condemnation.    No condemnation, eminent domain or other similar proceeding is pending or, to Borrower's knowledge, threatened against all or any part of the Project.

        4.10    Principal Place of Business.    As of the Closing Date, the chief executive office and principal place(s) of business of each of the Borrower Parties other than the Guarantors and all records relating to the business and operations of the Borrower Parties other than the Guarantors and those relating to the Project are located at 1324 Victorian Avenue, Sparks, Nevada 89431.

        4.11    Fictitious Name.    As of the Closing Date, none of the Borrower Parties has done during the past five (5) calendar years, and is not presently doing, business under any name other than the name set forth on the first page of this Agreement, including, without limitation, any trade name except "Duke's."

        4.12    No Default.

          4.12.1    Following the consummation of the transactions contemplated hereby, none of the Borrower Parties will be in default in any material respect under or with respect to any provision of any agreement, instrument or undertaking to which that Borrower Party is a party or by which that Borrower Party or any of its assets or properties is bound.

          4.12.2    Attached to this Agreement as Exhibit I is a true and complete list of all the Existing Loan Documents, true and correct copies of which have been delivered to Lender as of the date hereof, each of which is in full force and effect and has not been amended or modified in any manner. Except for the agreements as described in this Section 4.13.2, there are no other agreements between any of the Borrower Parties (or any of its Affiliates) and the Senior Lender (or any of its Affiliates) relating to the Existing Loan as of the Closing Date.

          4.12.3    Attached to this Agreement as Exhibit J is a true and complete list of all agreements (the "Construction Documents") between Borrower and the Construction Manager relating to the Project, true and complete copies of which have been delivered to Lender as of the date hereof, each of which is in full force and effect and has not been amended or modified in any manner. Except for the Construction Documents, there are no other agreements between any of the Borrower Parties (or any of its Affiliates) and the Construction Manager (or any of its Affiliates) as of the Closing Date.

        4.13    Ability to Borrow.    Borrower is not subject to any law or regulation limiting its ability to incur indebtedness for money borrowed and none of the proceeds of the Loan will be used, directly or indirectly, for any purpose other than the purposes described herein or in the Other Loan Documents.

        4.14    Financial Position.    All financial statements heretofore delivered to Lender in connection with the Project, the Loan and/or relating to any of the Borrower Parties are true, correct and complete in all material respects. All of the financial statements fairly present the financial position of the parties who are the subject thereof as of the date thereof and no material adverse change has occurred in such financial position prior to the Closing Date of which Borrower has not notified Lender in writing referring to this section.

        4.15    Brokerage.    Except for fees payable to the Lender and the Existing Lender, no brokerage commission or similar fee, commission or compensation is to be paid by Borrower with respect to this Agreement or the transactions contemplated hereby or the Existing Loan, any such brokerage commission or similar fee, commission or compensation due any party in connection with this Agreement or the transactions contemplated hereby has been paid in full by Borrower, and no party has any right or claim to any further brokerage commission, fee, compensation or payment.

        4.16    Disclosure.    Neither this Agreement nor any other document, certificate or statement heretofore furnished to Lender by or on behalf of any of the Borrower Parties in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or, to

Borrower's knowledge, omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. To the best of Borrower's knowledge, no document, certificate or statement heretofore furnished to Lender by or on behalf of any third party in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

        4.17    Affiliate Payments and Payments to Borrower Parties.    Schedule 4.17 attached hereto fully sets forth any and all items in the Approved Project Budget which shall be paid to any Borrower Parties or any Affiliate.

5.    CONDITIONS PRECEDENT TO LENDING

        5.1    Initial Disbursement.    Lender's obligations to make the Initial Disbursement of the Loan on the Closing Date shall terminate unless each of the following conditions precedent has been fulfilled to the satisfaction of Lender, unless otherwise waived in writing by Lender.

          5.1.1    Lender shall have reviewed and approved in all respects the composition and organization of each of the Borrower Parties, and each of such Borrower parties' organizational documents.

          5.1.2    Lender shall have approved in its sole discretion all aspects of the development and construction of the Project, including, but not limited to, the Construction Manager, the Borrower and major subcontractors and the terms and conditions of Borrower's agreements with the Construction Manager.

          5.1.3    The representations and warranties set forth in this Agreement, in the Security Agreement and Second Deed of Trust and in the Other Loan Documents shall be true and correct on and as of the Closing Date (except to the extent that such representations and warranties relate to an earlier date and/or except as affected by transactions expressly contemplated hereby) with the same effect as though such representations and warranties had been made on and as of such date.

          5.1.4    No event shall exist as of the Closing Date which, with the giving of notice or the passage of time, or both, would constitute a breach of, a Default, or an Event of Default under this Agreement, the Note, any of the Security Agreement and Second Deed of Trust or any of the Other Loan Documents.

          5.1.5    Borrower, Endeavor North and the Guarantors, as applicable, shall have delivered to Lender the following original documents on or before the Closing Date, each executed and acknowledged, as appropriate, in form and substance acceptable to lender:

            5.1.5.1    This Agreement

            5.1.5.2    A Request for Payment for the Initial Disbursement

            5.1.5.3    The Note

            5.1.5.4    The Security Agreement and Second Deed of Trust

            5.1.5.5    The Option

            5.1.5.6    The Lease

            5.1.5.7    The Financing Statements

            5.1.5.8    The Environmental Indemnity

            5.1.5.9    The Guaranty (by execution and delivery of this Agreement by the Guarantors)

            5.1.5.10    A certificate of the managers of Borrower certifying (i) that attached thereto is a true and complete copy of resolutions of the managers of Borrower authorizing the execution, delivery and performance of this Agreement, the Note, the Security Agreement and Second Deed of Trust, the Other Loan Documents to which Borrower is a party, the borrowings under this Agreement, and the grant of the security interests as contemplated hereby and by the Security Agreement, Second Deed of Trust and the Other Loan Documents to which Borrower is a party, (ii) certifying the incumbency and signature of each manager of Borrower, and (iii) that attached thereto is a true and complete copy of Borrower's operating agreement then in effect.

            5.1.5.11    A certificate of the managers of Endeavor North certifying (i) that attached thereto is a true and complete copy of resolutions of the managers of Endeavor North authorizing the execution, delivery and performance of the Other Loan Documents to which Endeavor North is a party, and the grant of security interests as contemplated by the Other Loan Documents to which Endeavor North is a party, (ii) certifying the incumbency and signature of each manager of Endeavor North, and (iii) that attached thereto is a true and complete copy of Endeavor North's operating agreement then in effect.

            5.1.5.12    Estoppel agreements and, to the extent required as a result of the encumbering of any real or personal property subject to the Security Agreement and Second Deed of Trust, consents from the holder of any Permitted Lien (other than Lender) confirming the status of such Permitted Lien and consenting to the granting of the security interests contemplated by the Security Agreement and Second Deed of Trust and Other Loan Documents, including, without limitation, the consent of the Senior Lender satisfactory in form and substance to the Lender and its counsel.

            5.1.5.13    Lender shall have confirmed the status of construction of the Project with the Construction Manager in a manner satisfactory to Lender in its sole discretion.

            5.1.5.14    Written opinion(s) of counsel for Borrower, Endeavor North and the Guarantors covering such matters as Lender shall reasonably request and satisfactory in form and substance to Lender.

            5.1.5.15    Any and all other documents, instruments and agreements required by Lender to confirm and perfect its rights under this Agreement, the Note, the Security Agreement, Second Deed of Trust and the Other Loan Documents.

          5.1.6    Intercreditor Agreement.    Lender and the Senior Lender shall have executed the Intercreditor Agreement.

          5.1.7    Recordation of Documents.    The Security Agreement and Second Deed of Trust and appropriate Financing Statements shall have been recorded in the Official Records, and appropriate Financing Statements shall have been filed with the Nevada Secretary of State, and Lender shall have received evidence reasonably satisfactory to it showing the Financing Statements to be subject to no other filings except in favor of Lender and other Permitted Liens.

          5.1.8    Title Policy.    Borrower, at its sole expense, as the Lender shall request, shall have caused the Title Company to issue either ALTA Loan policies with ALTA Endorsement Form 1 Coverage (LP-10) or a title report (collectively, the "Title Policies"), insuring, or reporting to, Lender that on the Closing Date Borrower owns fee simple title to the Mortgaged Property, and that the Security Agreement and Second Deed of Trust is a valid lien on the Mortgaged Property, subject only to the applicable Permitted Liens.

          5.1.9    Payment of Taxes.    Lender shall have received evidence, satisfactory to Lender in its sole discretion, that all real and personal property taxes for the Project have been paid in full prior to delinquency.

          5.1.10    Approval of Plans.    Borrower shall have delivered to Lender, and Lender shall have approved in writing, a current list of all material licenses, permits and approvals from Governmental Agencies applicable to the Project, which list shall include the status of all such licenses, permits and approvals, including a current schedule of all Governmental Agency approvals necessary for the completion and opening for business to the general public of the Project.

          5.1.11    Financial Statements.    Lender shall have received (i) such financial statements for each of the Borrower Parties as Lender shall reasonably request; and (ii) a pro-forma projection of income prepared as of the Closing Date, in the form of, and for the periods reflected in, Schedule 5.1.11 attached, together with a statement reflecting the assumptions underlying such projection.

          5.1.12    Consents.    All approvals and consents which are required in connection with the transactions contemplated hereby shall have been duly obtained, and true and correct copies thereof shall have been furnished to Lender.

          5.1.13    Closing Costs.    Borrower shall have paid Lender all costs and expenses (including, without limitation, attorneys' fees and disbursements of Lender's counsel) incurred up to and including the Closing Date by Lender in connection with the negotiation and preparation of this Agreement, the Note, the Security Agreement and Second Deed of Trust and the Other Loan Documents, the making of the Loan and the consummation of the transactions contemplated hereunder or thereunder.

          5.1.14    Existing Loan.    No Event of Default or Default (as such terms are defined in the Existing Loan Agreement) shall exist with respect to the Existing Loan.

        5.2    Subsequent Disbursements.    Without in any way limiting any provision of Article 3, Lender's obligation to make disbursements of the Loan after the Initial Disbursement is subject to satisfaction of each of the following conditions precedent to the satisfaction of Lender, unless otherwise waived in writing by Lender:

          5.2.1    Lender shall have received a properly completed Request for Payment.

          5.2.2    The representations and warranties made (i) by the Borrower in Article 4, in the Request for Payment and in any other Loan Document, and (ii) by any other Borrower Party in any of the Other Loan Documents or in any certificate or agreement delivered to Lender by any Borrower Party as of the Closing Date shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such borrowing date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

          5.2.3    No Default or Event of Default shall exist or shall result from such disbursement.

6.    BORROWER'S COVENANTS

        Borrower covenants and agrees that from the date hereof and until payment in full of the principal of and interest on the Loan and the satisfaction of all of Borrower's obligations under this Agreement, the Note, the Security Agreement and Second Deed of Trust and the Other Loan Documents, and satisfaction of each other Borrower Party's respective obligations under the Other Loan Documents,

Borrower shall perform, or cause to be performed, each of the following covenants, unless Lender shall otherwise consent in writing:

        6.1    Existence.    Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and all of its rights, licenses, permits and franchises, and comply with all Laws applicable to Borrower.

        6.2    Transfer of Mortgaged Property or Project; Merger, Sale of Assets, Dissolution, Etc.    Borrower shall not, except to the extent expressly permitted or authorized by this Agreement, the Note, the Security Agreement and Second Deed of Trust and the Other Loan Documents; (i) further encumber, sell, convey, transfer or assign all or any part of right, title or interest in all or any part of the Mortgaged Property or Project; (ii) enter into any transaction of merger or consolidation, or transfer, sell, assign, lease or otherwise dispose of, in one or a series of related transactions, any material part of its properties and assets other than in the ordinary course of its business, or wind up, liquidate or dissolve; (iii) allow any direct or indirect interest in Borrower or any constituent member or partner of Borrower to be encumbered, sold, conveyed, transferred or assigned to any other Person, or allow a new member to be admitted to Borrower, except pursuant to the Option; or (iv) agree to do any of the foregoing.

        6.3    Notice of Material Events.    Upon Borrower's discovery thereof in the exercise of its reasonable diligence, Borrower shall promptly give notice in writing to Lender of any of the following: (i) the occurrence of a Default or an Event of Default; (ii) any action or event of which it has knowledge that has materially and adversely affected the performance of any of the obligations of any of the Borrower Parties under this Agreement, the Note, the Security Agreement and Second Deed of Trust or the Other Loan Documents, the repayment of the Loan, or the Liens granted to Lender under the Security Agreement and Second Deed of Trust or the Other Loan Documents; (iii) the change of the principal place of business of any of the Borrower Parties, or a change in the location of the accounts and records of any of the Borrower Parties; (iv) any change in the name of any of the Borrower Parties; (v) any proposed material amendment to any agreement that materially and adversely affects the aggregate value of the Mortgaged Property or the Project; (vi) any default or event which, with notice or lapse of time or both, would constitute a default under the Existing Loan Agreement; (vii) any facts or circumstances that vitiate or render any of the representations and warranties contained herein untrue or false in any respect.

        6.4    Notice of Litigation.    Borrower shall promptly give notice in writing to Lender of all litigation affecting the Collateral, the Project, Borrower, any of the Borrower Parties, or Borrower's ability to repay the Loan, of which it has actual knowledge, regardless of whether any such litigation is Material Adverse Litigation, and furnish to Lender from time to time all information available to Borrower and not previously disclosed by Borrower to Lender concerning the status of any such controversy, claim, suit or other proceeding.

        6.5    Priority of Lien.    Subject to the release and reconveyance provisions of the Security Agreement and Second Deed of Trust and the Other Loan Documents, Borrower shall not impair the Liens created pursuant to this Agreement, the Security Agreement and Second Deed of Trust and the Other Loan Documents with respect to the Mortgaged Property or the Project and shall keep such Liens at all times in place with the priority in favor of Lender required by the Security Agreement and Second Deed of Trust, except with respect to the Mortgaged Property released and reconveyed in accordance with the Note, the Security Agreement and Second Deed of Trust or the Other Loan Documents. Borrower shall not directly or indirectly create, incur or suffer to exist, and shall promptly discharge or cause to be discharged, any other Lien with respect to all or any part of the Mortgaged Property, other than (i) Permitted Liens, (ii) Liens permitted under this Agreement, the Note, the Security Agreement and Second Deed of Trust or any of the Other Loan Documents, and (iii) Liens to which Lender has consented.

        6.6    Compliance with Laws.    Borrower shall comply with and, to the extent Borrower has the legal right to do so, employ commercially reasonable efforts to cause others to comply in all material respects with, all Laws of all Governmental Agencies having jurisdiction over and relating to the Project or the construction or operation of the Project, and shall furnish Lender with reports of any official searches Borrower obtains disclosing any violation of any such Laws. The Project, when completed, shall comply in all material respects with all Laws, including, without limitation, all applicable building, zoning and use Laws, and shall not violate any restriction of record against the Project. If required by Lender, Borrower shall deliver to Lender, promptly after receipt thereof, copies of all permits and approvals received from any Governmental Agency relating to the construction, development, use, occupancy or operation of the Project.

        6.7    Compliance with Environmental Requirements.    Borrower shall (i) at and in relation to the Project comply with and, to the extent it has the legal right to do so, employ commercially reasonable efforts to require others to comply with, all Environmental Requirements; (ii) promptly notify Lender in the event of any discharge or discovery of any Hazardous material at, upon, under or within the Project in violation of any Environmental Requirement and of which Borrower is aware; and (iii) promptly forward to Lender copies of all orders, notices, permits and reports received by Borrower in connection with any discharge or the presence of any Hazardous Material or any other matters relating to any actual violation of any Environmental Requirement, or any violation alleged in writing, which affects, or may affect, the Project.

        6.8    Mechanics' Liens.    Borrower shall pay and discharge any mechanics' or materialmens' liens or claims of lien filed or otherwise asserted against all or any part of the Mortgaged Property or the Project; provided, however, that Borrower shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim upon causing such lien or claim to be released of record and furnishing Lender with such additional security or indemnity as Lender may reasonably require.

        6.9    Lender Inspections.    During normal business hours, Borrower shall permit Lender and Lender's representatives, inspectors and consultants to enter upon the Project premises to inspect the Project and materials to be used therein and to examine all of Borrower's contracts, records, plans and shop drawings which are kept at the construction site or at Borrower's offices. Lender shall use reasonable efforts to give Borrower prior written notice of all such inspections, except after the occurrence and during the continuation of a Default or Event of Default. Borrower shall cooperate, and shall employ commercially reasonable efforts to cause its general contractor, other independent contractors and/or Construction Manager and (through its general contractor, other independent contractors and/or Construction Manager or otherwise) all subcontractors to cooperate, with all such representatives, inspectors and consultants. Borrower shall cause the general contractor, other independent contractors and/or Construction Manager to maintain and make available for inspection by Lender and Lender's representatives, inspectors and consultants, on demand, all documents and materials created and maintained in the ordinary course of business in connection with the Project.

        6.10    Approved Project Budget.    Borrower shall cause the proceeds of the Loan to be expended only for costs and expenses reflected in the Approved Project Budget. In the event that Borrower desires to revise the Approved Project Budget, any such revision shall be subject to Lender's prior written approval, in its sole discretion.

        6.11    Service Contracts.    Upon the execution of each of the Service Contracts, such Service Contract shall automatically become subject to the assignment of contracts to the extent provided in the Security Agreement and Second Deed of Trust. All of the Service Contracts shall, subject to applicable law, be subordinate to Lender's interest pursuant to the Note and the Security Agreement and Second Deed of Trust except as otherwise agreed in writing by Lender with respect to those Service Contracts in effect prior to the Closing Date. Promptly following the execution of any Service

Contract after the date hereof, Borrower shall deliver a copy thereof to Lender. Borrower shall strictly enforce all of the Service Contracts and shall not agree, without Lender's consent in its reasonable discretion, to any alterations or amendments thereof, to the end that all contractors promptly and diligently perform all of the obligations on their part to be performed thereunder. In the event Lender does not respond to a request for consent to any alteration or amendment of a Service Contract within five business days, Lender's consent shall be deemed to have been given. Borrower shall cause all of the work set forth in the Service Contracts for the benefit of the Project to be performed substantially in the manner set forth in each of the Service Contracts. Within five business days after notice thereof, Borrower shall commence and thereafter proceed with diligence to correct any defects in the Project or any departure from the scope or manner of work set forth in the Service Contracts, which defect or departure affects any portion of the Project which remains subject to the lien of the Security Agreement and Second Deed of Trust.

        6.12    Changes and Change Orders.    Borrower shall not change or in any manner cause or seek a change in any laws, requirements of governmental authorities and obligations created by private contracts which now or hereafter may significantly and materially adversely affect the ownership, construction, equipping, fixturing, use or operation of the Project without the prior written consent of Lender.

        6.13    Construction Services.    Borrower shall not change, waive or otherwise modify the form or content of any development or construction services contract, including Borrower's Design-Build Agreement with the Construction Manager, or agree to or permit a change in the persons performing such services without the prior written approval of Lender in its sole discretion. In the event of any such change without Lender's approval, Lender shall have the right to refrain from making any further disbursements under this Agreement. Lender shall be provided with no less than ten (10) days prior written notice of any proposed change, waiver, amendment or other modification.

        6.14    Expenses of the Project; Distributions of Borrower Assets.    Borrower shall promptly and diligently cause the completion and opening of the Project. Borrower agrees to pay any and all expenses, costs and disbursements of every kind and nature incurred by or on behalf of Borrower during the term of the Loan with respect to the completion and opening of the Project in excess of those set forth in the Approved Project Budget. Except as expressly permitted in this Agreement, the Note, the Security Agreement and Second Deed of Trust or the Other Loan Documents, Borrower shall not, without the prior written consent of Lender in each instance, make any distribution of assets of the Borrower to any member of Borrower, whether or not such distribution is permitted under the terms of Borrower's operating agreement, including, without limitation, repayment of any loans made by a member of Borrower or any accrued interest thereon, return of capital contributions and distributions upon termination, liquidation or dissolution of Borrower, except that Borrower shall have the right to make cash distributions (i) in accordance with the terms and conditions of Borrower's operating agreement (in the form approved by Lender) for the sole purpose of paying income taxes attributable to income derived from Borrower and (ii) pursuant to Section 6.25(iii) hereof.

        6.15    No Leasing.    Borrower shall not enter, or make any attempt to enter, into any lease, sublease, or other occupancy agreement for any portion of the Project (except the Lease and leases or other agreements for Gaming FF&E (as defined in the Lease) by the Lessee in accordance with the terms of the Lease and assumed by Borrower on termination of the Lease) without Lender's prior written approval. Prior to entering into any other lease, sublease, letting, license or occupancy agreement relating to the Project, or any portion thereof or interest therein, Borrower shall, if so required by Lender, execute and deliver to Lender an assignment of leases and rents in form and substance satisfactory to Lender.

        6.16    No Installment Purchases.    Except in the ordinary course of business, no materials, equipment, fixtures or any other part of the Project, or articles of personal property placed in the

Project, shall be purchased or installed under any security agreement or other arrangements wherein the seller reserves or purports to reserve a security interest in any such items or the right to remove or to repossess any such items or to consider them personal property after their incorporation in the work of construction, unless authorized by lender in writing.

        6.17    No Additional Financing.    Other than (i) the Existing Loan, (ii) indebtedness on terms no more favorable to the replacement lender than the terms of the Existing Loan are to the Senior Lender the proceeds of which are applied to repayment of the Existing Loan in whole or in part (together with the Existing Loan, "Senior Debt"); and (iii) indebtedness permitted and incurred pursuant to Section 6.26, Borrower shall not enter into any additional secured or unsecured financing of any sort without Lender's prior written consent.

        6.18    Utilities, Streets and Easements.    To the best knowledge of Borrower, telephone services, gas, electric power, storm sewers, sanitary sewers and water facilities are available to the Project or agreements are in place to provide said services, adequate to serve the Project, and are not subject to any conditions, other than normal charges to the utility supplier, which would limit the use of such utilities. To the best knowledge of Borrower, all streets and easements necessary for the Project are available to the boundaries of the Project or if not currently available, are reflected as an expenditure in the Approved Project Budget.

        6.19    Indemnity.    Whether or not the transactions contemplated by this Agreement shall be consummated and anything in this Agreement, the Note, the Security Agreement and Second Deed of Trust or the Other Loan Documents to the contrary notwithstanding, Borrower shall indemnify and hold Lender harmless and defend Lender at Borrower' sole cost and expense against any loss or liability, cost or expense (including, without limitation, attorneys' fees and disbursements of Lender's counsel, whether in-house staff, retained firms or otherwise), and all claims, actions, procedures and suits arising out of or in connection with: (i) any ongoing matters arising out of the transactions contemplated hereby, the Loan, this Agreement, the Note, the Security Agreement and Second Deed of Trust, the Other Loan Documents or any other document or instrument now or hereafter executed and/or delivered in connection with the Loan, including, but not limited to, the development and construction of the Project, all costs of reappraisal and environmental audit of the Project or any part thereof required by law, regulation, or any governmental or quasi-governmental authority or required by Lender following a Default under any provision of this Agreement, the Note, the Security Agreement and Second Deed of Trust or the Other Loan Documents relating to environmental matters; (ii) any amendment to, or restructuring of, the Loan and this Agreement, the Note, the Security Agreement and Second Deed of Trust or any of the Other Loan Documents which was required by Borrower or arising from a Borrower Default; (iii) any and all lawful action that may be taken by the Lender in connection with the enforcement of the provisions of this Agreement, the Note, the Security Agreement and Second Deed of Trust or any of the Other Loan Documents, whether or not suit is filed in connection with the same, or in connection with Borrower, any Guarantor and/or any member, partner, joint venturer, member, trustee or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; and (iv) the past, current and/or future sale or offering of interests in Borrower, including, without limitation, liabilities under any applicable securities or blue sky laws, except in all events under the foregoing clauses (i) through (iv) with respect to the gross negligence or willful misconduct of Lender. All sums expensed by Lender shall be payable on demand and, until reimbursed by the Borrower pursuant hereto, shall be deemed additional principal of the Loan and secured hereby and shall bear interest at the Default Rate.

        6.20    Financial Statements and Reports.    Borrower shall furnish or cause to be furnished the following information and documents to be furnished to Lender from time to time:

          6.20.1    As soon as practicable and in any event within 45 days after the end of each calendar quarter, an unaudited balance sheet of Borrower as at the end of such period and the related statements of income and cash flows of Borrower for such quarter setting forth in each case in comparative form the figures for the corresponding period of the previous calendar year, all in reasonable detail and certified by the manager or chief financial officer of Borrower that they fairly present the financial condition of such persons as at the dates indicated and the results of its operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustment;

          6.20.2    As soon as practicable and in any event within 90 days after the end of each calendar year, a balance sheet of Borrower as at the end of such year and the related statement of income, owner's equity and cash flows of Borrower for such year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and certified by the manager or chief financial officer of Borrower;

          6.20.3    As soon as practicable and in any event within 30 days after the filing thereof with the Internal Revenue Service, each of the Borrower Parties' respective fiscal year end tax returns; and

          6.20.4Such other financial statements, documents and information regarding each of the Borrower Parties as Lender may reasonably request, including, without limitation, updated statements of the financial condition of or financial statements on any Borrower Party.

        6.21    Books and Records.    Borrower shall maintain or cause to be maintained at all times true and complete books, records and accounts of the financial operations of Borrower in accordance with GAAP. Borrower shall allow representatives of Lender to examine all such books, records and accounts of Borrower, and to make copies thereof, at all reasonable times and on reasonable prior written notice during regular business hours. Borrower shall furnish Lender, with reasonable promptness, such information regarding Borrower's operations or the Project as Lender may from time to time reasonably request.

        6.22    Taxes and Claims.    Borrower shall timely file all tax returns and reports required to be filed by Borrower; and duly pay and discharge (or cause to be paid and discharged) (i) all taxes, assessments and governmental charges upon or against Borrower or all or any part of the Project subject to the Security Agreement and Second Deed of Trust prior to the date on which penalties attach thereto, unless and to the extent that the same are being diligently contested in good faith by appropriate proceedings promptly instituted and appropriate reserves therefor as required by GAAP have been established; and (ii) all lawful claims, including, but not limited to, those for labor, materials, services, supplies or anything else which might or could if unpaid become a Lien upon all or any part of the Project subject to the Security Agreement and Second Deed of Trust, unless and to the extent that the same are being diligently contested in good faith by appropriate proceedings and appropriate reserves or other appropriate provision therefor as required by GAAP have been established.

        6.23    Trade Names.    Borrower shall immediately notify Lender in writing of any change in the place of business of or change in the legal, trade or fictitious business names used by Borrower.

        6.24    Approved Budget.    Except as otherwise specifically permitted in this Agreement, Borrower shall not amend, modify or otherwise change the amount of any line item, description of work or services or any other matter set forth in the Approved Project Budget without Lender's prior written approval, in its sole and absolute discretion. Lender shall be provided with no less than ten (10) days prior written notice of any such proposed amendment, modification or other change. Upon approval by lender, each approved amendment, modification or other change shall be deemed to be incorporated into the Approved Project Budget and shall, for all purposes of this Agreement be the Approved Project Budget with respect to the period covered.

        6.25    Application of Lease Rentals.    Borrower shall use Lease Rentals only (i) to make required payments of debt service on the Existing Loan and the Loan; (ii) to pay Operating Expenses and Property Taxes, as defined in, and provided for in Section 3.3 of the Lease, as they become due and payable; and (iii) to make distributions of cash flow to the Class A and Class B Members of Borrower not to exceed a 10% "cash on cash" return on the aggregate capital investment of the Class A and Class B Members in the Borrower.

        6.26    EBITDA Shortfall.    If, for any full fiscal quarter ending after the Lease terminates or expires, EBITDA does not equal or exceed required payments for such quarter of principal of and interest on the Existing Loan and the Loan, Borrower will, within thirty (30) days of determination of such shortfall, fund a reserve account (the "Shortfall Reserve Account") from the proceeds of (i) equity contributions to Borrower or (ii) indebtedness either subordinated to, or ranking pari passu with, the Loan, in an aggregate amount equal to such shortfall. Use of funds deposited in the Shortfall Reserve Account will be restricted, in a manner satisfactory to Lender, to payment of debt service on the Existing Loan and the Loan pro rata in accordance with their respective terms.

7.    DEFAULT

        7.1    Default.    The term "Event of Default," wherever used in this Agreement, shall mean any one or more of the following events, without regard to any grace period or notice and cure period provided or referenced below with respect to any such events, and the term "Default,: wherever used in this Agreement, shall mean any one or more of the following events, after expiration of any applicable grace, notice or cure period expressly provided or referenced below with respect to any such events. The term "Triggering Event of Default," wherever used in this Agreement, shall mean an Event of Default, after expiration of the earlier of (i) fifteen (15) days following written notice for an Event of Default for which there is an applicable grace or cure period, of fifteen (15) days following the occurrence of an Event of Default for which there is no applicable grace or cure period; or (ii) any applicable grace, notice, or cure period expressly provided or referenced below with respect to any such events. The Loan shall become immediately due and payable at the option of Lender upon the occurrence of any one or more Defaults, whether such Default shall be voluntary, involuntary, by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any rule or regulation of any administrative body or Governmental Agency:

          7.1.1    if (a) any sum payable by Borrower under the Note, the Security Agreement and Second Deed of Trust or any of the Other Loan Documents (other than the outstanding amount of the Loan at maturity) is not paid within ten (10) days after written notice from Lender that such payment is past due; or (b) if the outstanding amount of the Loan is not paid in full at maturity;

          7.1.2    if any representation or warranty of Borrower, Endeavor North or any Guarantor contained in this Agreement, the Note, the Security Agreement and Second Deed of Trust or any of the Other Loan Documents, shall prove false or misleading in any material respect or shall have omitted any substantial contingent or unliquidated liability or claim. Notwithstanding the foregoing, if the default under this Section 7.1.2 is not the result of gross negligence or intentional misconduct, and Lender reasonably determines that the Project is not in imminent danger of significant harm, then Borrower shall have a period of ten (10) days following receipt of written notice from lender to cure such default, provided that if such default cannot reasonably be cured within such ten (10) day period and Borrower shall have commenced to cure such default within such ten (10) day period and thereafter diligently and expeditiously proceeds to cure the same, such ten (10) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days, unless Borrower can demonstrate to the reasonable satisfaction of Lender that it can cure such default within an additional sixty (60) days, in which case such period shall be extended for an additional period of time agreed to by the Lender in the exercise of reasonable discretion not to exceed sixty (60) days;

          7.1.3    if Borrower, Endeavor North, a Guarantor or any member in Borrower (each of whom is hereinafter in this subparagraph referred to as an "Obligor") shall commence any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts, or for any other relief, under bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or if an Obligor shall apply for a receiver, custodian or trustee of it or for all or a substantial part of its property; or if an Obligor shall make an assignment for the benefit of creditors; or if an Obligor shall be unable to, or shall admit in writing the inability to pay its debts generally as they become due; or if an Obligor shall take any action indicating its consent to, approval of, acquiescence in, or in furtherance of, any of the foregoing; or if any case, proceeding or other action against an Obligor shall be commenced in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts, or any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, and such condition shall continue for a period of sixty (60) days undismissed, undischarged or unbonded; or if a receiver, custodian or trustee of an Obligor or for all or a substantial part of its property shall be appointed and such condition shall continue for a period of sixty (60) days undismissed, undischarged or unbonded; or if a warrant of attachment, execution or distraint, or similar process, shall be issued against any substantial part of the property of an Obligor and such condition shall continue for a period of sixty (60) days undismissed, undischarged or unbonded;

          7.1.4    if there exists a Default by Borrower under the Note, the Security Agreement and Second Deed of Trust or any of the Other Loan Documents;

          7.1.5    if Borrower shall be in default beyond any applicable notice or cure period under the Existing Loan Agreement, the Existing Deed of Trust or any other agreement in respect of the Existing Loan or any other indebtedness of Borrower or otherwise material to the Project, the Mortgaged Property, or Borrower;

          7.1.6    if Borrower shall continue to be in default under any of the other terms, covenants or conditions of this Agreement for ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days.

        7.2    Remedies.    During the continuance of an Event of Default or upon the occurrence of a Default, Lender may, at its option, exercise any and all rights, remedies and recourses granted under the Note, the Security Agreement and Second Deed of Trust and the Other Loan Documents, or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

        7.3    Lender Cure Right.    If Borrower shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty of Borrower shall be breached, and a Default occurs hereunder, Lender may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the Loan the cost or expense incurred by Lender in so doing, and any and all amounts expended by Lender in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at the Default Rate from the date advanced to the date of repayment prior to maturity or acceleration of the Loan.

        7.4    Cumulative Remedies.    Lender's rights and remedies under this Agreement, the Note, the Security Agreement and Second Deed of Trust and the Other Loan Documents are cumulative and shall be in addition to all rights and remedies provided by law from time to time. The exercise by Lender of any right or remedy shall not constitute a cure or waiver of any default, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice Lender in the exercise of any other right or remedy, until Lender realizes all amounts owed to it under this Agreement, the Note, the Security Agreement and Second Deed of Trust and the Other Loan Documents, and all Defaults are cured.

8.    GUARANTY

        8.1    Guaranty.

          8.1.1    Subject to subsection 8.1.2 below, each Guarantor hereby irrevocably and unconditionally jointly and severally guarantees (such guarantees being collectively called the "Guaranty") to the Lender that: (i) the principal of, premium, if any, and interest on the Note, and all costs and reasonably attorneys' fees, including any allocated in-house attorneys' costs and fees, incurred by Lender in connection with the collection thereof promptly will be paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, premium, if any, and interest, if any, of the Note, if lawful, and all other obligations of the Borrower to the Lender hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and (ii) in case of any extension of time of payment or renewal of the Note or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due by the Borrower of any amount so guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that he or she shall not be entitled to any right of subrogation in relation to Lender in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          8.1.2    This is a guaranty of payment and performance, not collection; each Guarantor hereby agrees that his or her obligations hereunder shall be absolute and unconditional, irrespective of:

            (a)  any lack of validity, regularity or enforceability of the Note, this Loan Agreement or the other Loan Documents;

            (b)  any change in the time, manner or place of payment of, or in any other term of, all or any of the amounts payable or obligations to be performed by Borrower under the Note or pursuant to the Loan Documents, including interest or the principal amount of the Loan and Lender's costs and expenses of collection (collectively, the "Indebtedness") or of any of the Loan Documents, or any other amendment, waiver or consent by the Lender to any departure from the Loan Documents, including, without limitation, any increase in the Indebtedness resulting from the extension of additional credit to Borrower or otherwise;

            (c)  the absence of any action to enforce the Note or this Loan Agreement, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor;

            (d)  the recovery of any judgment against the Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, including, but not limited to, the taking, holding or sale of any Collateral or any termination or release of any Collateral from the Liens created by any Loan Documents;

            (e)  whether now or hereafter recovery upon such Indebtedness may be or hereafter become barred by any statute of limitation; or

            (f)    any change, restructuring or termination of the limited liability company or other structure or existence of Borrower or of any owner or partner of Borrower.

          8.1.3    Each Guarantor hereby waives:

            (a)  promptness, diligence, notice of acceptance, and any other notice with respect to any of the Indebtedness or this Guaranty;

            (b)  presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower or any other person or the Mortgaged Property or any other Collateral, protest, notice and all demands whatsoever;

            (c)  any requirement that Lender or any other person protect, secure or insure any Lien or any Collateral; and

            (d)  any and all defenses now or hereafter arising or asserted by reason of: (1) any claim or defense based upon an election of remedies by Lender which in any manner impairs, reduces, releases or otherwise adversely affects Guarantors' respective subrogation, contribution or reimbursement rights or other rights to proceed against Borrower or any other person or any Collateral (to the extent such rights have not been effectively waived as hereinafter provided); (2) any disability or other defense of Borrower or any other guarantor or any other person with respect to the Indebtedness; (3) the unenforceability or invalidity of any security, indemnity or guaranty for the Indebtedness or the lack of perfection or continuing perfection or failure of priority of any security for the Indebtedness; (4) the cessation for any cause whatsoever of the liability of Borrower or either of the Guarantors or any other person (other than by reason of the full payment and performance of all Indebtedness); (5) except as otherwise provided in any Loan Document, any failure of Lender to give notice of sale or other disposition of Collateral to Borrower or Guarantors or any other person or any defect in any notice that may be given in connection with any sale or disposition of Collateral; (6) except as otherwise provided in any Loan Document, any failure of Lender to comply with applicable laws in connection with the sale or other disposition of any Collateral or other security for any Indebtedness, including without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Indebtedness; (7) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of Borrower, either of the Guarantors or any other person or the Indebtedness or any other security or guaranty therefor by operation of law or otherwise; (8) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (9) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any person; (10) the election by Lender, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (11) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (12) any use of cash collateral under

    Section 363 of the United States Bankruptcy Code; (13) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person; (14) the avoidance of any Lien in favor of Lender for any reason; (15) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any person, including any discharge of, or bar or stay against collecting, all or any of the Indebtedness (or any interest thereon) in or as a result of any such proceeding; (16) to the extent permitted in NRS 40.495(2), the benefits of the one-action rule under NRS 40.430; and (17) Guarantors' respective rights under NRS 104.3605, Guarantors specifically agreeing that the provisions of this clause (17) shall constitute a waiver of discharge under NRS 104.3605(9).

          8.1.4    If Lender is required by any court or otherwise to return to Borrower or any custodian, trustee, liquidator or other similar official acting in relation to Borrower, any amount paid by Borrower to such trustee or such Lender, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each guarantor hereby waives and relinquishes, to the maximum extent permitted by law, any right of subrogation, reimbursement, contribution or indemnification in relation to Lender in respect of any obligations guaranteed hereby or any suretyship or guarantor defenses he or she might have under Nevada law or other applicable law (including any defense or benefit that may be derived from NRS 40.430 and judicial decisions relating thereto, and/or NRS 40.451 et seq., and judicial decisions relating thereto) until payment in full and performance of all obligations guaranteed hereby is complete. Each Guarantor covenants that this Guaranty shall not be discharged except by complete performance of the obligations contained in the Note and this Loan Agreement and the other Loan Documents and agrees that he or she will be fully liable under this Guaranty even though Lender forecloses on any of the Mortgaged Property.

          8.1.5    It is the intention of each Guarantor and Borrower that the obligations of each Guarantor hereunder shall be, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guaranty would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guaranty was made without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay his or her debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under this Guaranty shall be reduced by such court if such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this Section 8.1.5 shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay his or her debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law. Any such reduction in respect of any individual Guarantor shall not affect the joint and several nature of this Guaranty or the obligations of any other Guarantor hereunder.

          8.1.6    Each Guarantor shall be subrogated to all rights of Lender against Borrower in respect of any amounts paid by such Guarantor pursuant to the provisions of the Guaranty or this Agreement; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest on the Note and all other sums due and owing by or on behalf of Borrower to Lender shall have been paid in full.

          8.1.7    Each of the Guarantors acknowledges that he or she will receive direct and indirect benefits from the Loan and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits and that such waivers are a material part of the consideration Lender is receiving for extending financial accommodations to Borrower. Each of the Guarantors hereby acknowledges and agrees that such waivers are intended to benefit Lender and shall not limit or otherwise affect such Guarantor's liability hereunder, under any other Loan Document to which any of the Guarantors is a party, or the enforceability hereof or thereof. Each of the Guarantors further represents, warrants and agrees that each of the waivers and consents set forth herein is made with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which either of the Guarantors otherwise may have against Borrower, any other guarantors, Lender, or others, or against any Collateral. If any of the waivers or consents herein is determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

        8.2    Execution and Delivery of Guaranty.    To evidence the Guaranty set forth in Section 8.1, Borrower and each Guarantor hereby agree that the Note will refer to such Guaranty and that this Agreement shall be executed by each Guarantor.

        8.3    Release of Guarantors.    The Guarantors shall be released from their obligations under the Guaranty and under this Agreement if and when the grantee of the Option exercises the Option.

9.    SUBORDINATION OF NOTE

        9.1    Note Subordinated to Senior Debt.    Borrower, for itself, its successors and assigns, covenants and agrees, and Lender likewise covenants and agrees, that the indebtedness evidenced by the Note (and any renewals or extensions thereof), including the principal of, premium, if any, and interest thereon and any interest payable on such interest, shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Agreement and the Note.

        9.2    Note Subordinated to Prior Payment of all Senior Debt on Dissolution, Liquidation, Reorganization, etc. of Borrower.    Upon any payment or distribution of the assets of Borrower of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Note, except for property as to which the Security Agreement and Second Deed of Trust expressly provides is subject to a first Lien in favor of Lender) to creditors upon any dissolution, winding-up, total or partial liquidation, reorganization, or recapitalization or readjustment of Borrower or its property or securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of Borrower or otherwise), then in such event,

          9.2.1    all holders of Senior Debt shall first be entitled to receive payment in full in cash, before any payment is made on account of the principal, premium, if any, or interest on the indebtedness evidenced by the Note;

          9.2.2    any payment or distribution of assets of Borrower, of any kind or character, whether in cash, property or securities (other than equity interests in Borrower), to which Lender would be entitled except for the provisions of this Section 9, except for property as to which the Security Agreement and Second Deed of Trust expressly provides is subject to a first Lien in favor of Lender, shall be paid or delivered by any debtor or other person making such payment or distribution, directly to the holders of the Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, for application to payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

          9.2.3    in the event that, notwithstanding the foregoing provisions of this Section 9.2, any payment or distribution of assets of Borrower, whether in cash, property or securities (other than equity interests in Borrower), shall be received by Lender before all Senior Debt is paid in full, such payment or distribution (subject to the provisions of Sections 9.6 and 9.7) shall be held in trust for the benefit of, and shall be immediately paid or delivered by Lender, as the case may be, to the holders of Senior Debt remaining unpaid or unprovided for, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

        Borrower shall give prompt written notice to Lender of any action or plan of dissolution, winding-up, liquidation or reorganization of the Company or any other facts known to it which would cause a payment to violate this Section 9.

        Upon any payment or distribution of assets of Borrower referred to in this Section 9, Lender shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to Lender, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other debt of the Company, the amount thereof payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 9.

        9.3    Lender to be Subrogated to Right of Holders of Senior Debt.    Subject to the payment in full of all Senior Debt in cash or cash equivalents, the Lender shall be subrogated (equally and ratably with the holders of all debt of Borrower that, by its terms, is not superior in right of payment to the Note and ranks on a parity with the Note) to the rights of the holders of Senior Debt to receive payments or distributions of assets of Borrower applicable to the Senior Debt until the principal of, premium, if any, and interest, on the Note shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Senior Debt of assets, whether in cash, property or securities, distributable to the holders of Senior Debt under the provisions hereof to which Lender would be entitled except for the provisions of this Section 9, and no payment over pursuant to the provisions of this Section 9 to the holders of Senior Debt by Lender shall, as between Borrower, its creditors (other than the holders of Senior Debt) and lender, be deemed to be a payment by Borrower to or on account of Senior Debt, it being understood that the provisions of this Section 9 are, and are intended, solely for the purpose of defining the relative rights of Lender, on the one hand, and the holders of Senior Debt, on the other hand.

        9.4    Obligations of Borrower Unconditional.    Nothing contained in this Section 9 or elsewhere in this Agreement or in the Note is intended to or shall impair or affect, as between Borrower, its creditors (other than the holders of Senior Debt) and Lender, the obligation of Borrower, which is absolute and unconditional, to pay to Lender the principal of, premium, if any, and interest on, the Note, as and when the same shall become due and payable in accordance wits terms, or to affect the relative rights of Lender and creditors of Borrower other than the holders of Senior Debt, nor shall anything herein or therein prevent or limit Lender from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default hereunder, subject to the rights, if any, under this Section 9 of the holders of Senior Debt in respect of assets, whether in cash, property or securities, of Borrower received upon the exercise of any such remedy. Nothing contained in this Section 9 or elsewhere in this Agreement or in the Note, shall, except during the pendency of any dissolution, winding-up, total or partial liquidation, reorganization, recapitalization or readjustment of Borrower or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon an assignment for the benefit of creditors, of any other marshalling of assets and liabilities of Borrower or otherwise), affect the obligation of Borrower to make, or prevent Borrower from making, at any time (except under the circumstances described in Section 9.5 hereof), payment of principal of, premium, if any, or interest on, the Note.

        9.5    Borrower not to Make Payments with Respect to Note in Certain Circumstances.

          9.5.1    Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and all other obligations in respect thereof shall first be paid in full in cash or cash equivalents, or such payment duly provided for, before any payment is made on account of principal of, premium, if any, or interest on the Note in cash or property (other than property as to which the Security Agreement and Second Deed of Trust expressly provides is subject to a first Lien in favor of Lender), or to acquire or repurchase the Note.

          9.5.2    Upon the happening of an event of default (as such term is used in any instrument governing Senior Debt) in respect of the payment of any Senior Debt, then, unless and until such default shall have been cured or waived by the holders of such Senior Debt or shall have ceased to exist, no payment shall be made by Borrower with respect to the principal of, premium, if any, or interest on the Note in cash or property or to acquire or repurchase the Note.

          9.5.3    Upon the happening of a default or an event of default with respect to any Senior Debt as such terms are used in such instruments, other than a default in payment of the principal of, premium, if any, or interest on the Senior Debt, or if an event of default would result upon any payment with respect to the Note, upon written notice of (i) the default given to Borrower, each Guarantor and Lender by holders of Senior Debt representing a majority of the principal amount thereof or their representative, or (ii) the event of default given to Borrower, each Guarantor and Lender by the holders of Senior Debt representing a majority of the principal amount thereof or their representative, then, unless and until such default or event of default has been cured or waived or otherwise has ceased to exist, no payment may be made by Borrower with to the principal of, premium, if any, or interest on the Note in cash or property (other than property as to which the Security Agreement and Second Deed of Trust expressly provides is subject to a first Lien in favor of Lender), or to acquire or repurchase the Note for cash or property. Notwithstanding the foregoing, (i) if the event of default in respect of Senior Debt relates solely to the failure of Borrower to make payments to Lender on the Note and such default can be cured by payment of funds in the Shortfall Reserve Account, then such funds may be applied to such payment; and (ii) unless the Senior Debt in respect of which such default or event of default exists has been declared due and payable in its entirety, in the case of a default, within thirty (30) days and, in the case of an event of default, within 180 days after the date written notice of such default or event of default is delivered as set forth above (the "Payment Blockage Period"), and such declaration has not been rescinded, Borrower is required then to pay all sums not paid to Lender during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Note. Any number of such notices may be given; provided, however, that (x) during any 360 consecutive days, the aggregate of all Payment Blockage Periods shall not exceed 180 days, (y) there shall be a period of at least 180 consecutive days during each continuous 360-day period when no Payment Blockage Period is in effect, and (z) any default or event of default that resulted in the commencement of a 180-day period may not be the basis for the commencement of any other 180-day period.

        In the event that, notwithstanding the foregoing provisions of this Section 9.5, any payment or distribution of assets of Borrower, whether in cash, property (except as aforesaid) or securities (other than equity interests in Borrower), shall be received by Lender at a time when such payment or distribution should not have been made because of Section 9.5, such payment or distribution (subject to the provisions of Sections 9.6 and 9.7) shall be held in trust for the benefit of the holders of, and shall be paid or delivered by Lender, to the holders of the Senior Debt remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all

Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

        9.6    Lender Entitled to Assume Payments not Prohibited in Absence of Notice.    Lender shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to Lender, unless and until Lender shall have received written notice thereof at its address set forth for notice in Section 11.1 hereof from Borrower or from one or more holders of Senior Debt or from any representative thereof or trustee therefor, and, prior to the receipt of any such written notice, Borrower shall be entitled to assume conclusively that no such facts exist, and shall be fully protected in making any such payment in any such event.

        Lender shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior debt or a trustee on behalf of any such holder. In the event that Lender determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Section 9, Lender may request such Person to furnish evidence to the reasonable satisfaction of Lender as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 9, and, if such evidence is not furnished, Lender may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        9.7    Application by Lender of Monies Deposited with it.    Any deposit of monies by Borrower with Lender for the payment of the principal of, premium, if any, or interest on, the Note shall be subject to the provisions of Section 9.1, 9.2, 9.3 and 9.5 hereof, except (a) as otherwise provide in Section 9.5 and (b) that, if prior to the opening of business on the second Business day next prior to the date on which, by the terms of this Agreement, any such monies may become payable for any purpose (including, without limitation, the payment of principal of, premium, if any, or interest on the Note) Lender shall not have received with respect to such monies the notice provided for in Section 9.6, then Lender shall have the full power and authority to receive such monies and to apply such monies to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date; without, however, limiting any rights that holders of Senior Debt may have to recover any such payments from Lender in accordance with the provisions of this Section 9.

        9.8    Subordination Rights Not Impaired by Acts or Omissions of Borrower or Holders of Senior Debt.    No right of any present or future holder of any Senior Debt to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Borrower or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Borrower with the terms, provisions and covenants of this Agreement, the Note, or any other agreement or instrument regardless of any knowledge thereof any such holder may have or be otherwise charged with.

        Lender, by its acceptance thereof, undertakes and agrees for the benefit of each holder of Senior Debt to execute, verify, deliver and file any proofs of claim, consents, assignments or other instruments that any holder of Senior Debt may at any time require in order to prove and realize upon any rights or claims pertaining to the Note and to effectuate the full benefit of the subordination contained in this Section 9, and upon failure of Lender so to do, any such holder of Senior debt (or a trustee or representative on its behalf) shall be deemed to be irrevocably appointed the agent and attorney-in-fact of Lender to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instrument.

        Without limiting the effect of the first paragraph of this Section 9.8, any holder of Senior Debt may at any time and from time to time without the consent of or notice to Lender, without impairing or releasing any of the rights of any such holder of Senior Debt hereunder, upon or without any terms or conditions and in whole or in part:

          (i)    change the manner, place or terms of payment, or change or extend the time of payment of or increase the amount of, renew or alter, any Senior Debt or any other liability of Borrower to such holder, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the provisions hereof shall apply to the Senior Debt of such holder as so changed, extended, renewed or altered;

          (ii)  sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or however securing, any Senior Debt or any other liability of Borrower to such holder or any other liabilities incurred directly or indirectly in respect thereof or hereof, or any offset against it;

          (iii)  exercise or refrain from exercising any rights or remedies against Borrower or others or otherwise act or refrain from acting or for any reason fail to file, record or otherwise perfect any security interest in or lien on any property of Borrower or any other Person;

          (iv)  settle or compromise any Senior Debt or any other liability of Borrower to such holder or any security therefor, or any liability incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Borrower to creditors of Borrower other than such holder; and

          (v)  apply any sums by whomsoever paid and however realized to any liability or liabilities of Borrower to such holder (other than in respect of the Note or any liability or liabilities which rank pari passu or junior in right of payment to the Note) regardless of what liability or liabilities of Borrower to such holder remain unpaid.

        9.9.    Section 9 not to Prevent Events of Default.    The failure to make a payment on account of principal of, premium, if any, or interest on, the Note by reason by any provision in this Section 9 shall not be construed as preventing the occurrence of an Event of Default.

10.  SUBORDINATION OF GUARANTY

        10.1    Guaranty Subordinated to Senior Debt.    Each Guarantor, for his or her self, their successors and assigns, covenants and agrees, and Lender, by its acceptance thereof, likewise covenants and agrees, that payments by the guarantors in respect of the Guaranty shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Agreement and the Note. For purposes of this Section 10, "payment in respect of the Guaranty" means any payment made by or on behalf of any Guarantor in respect of the Guaranty, including, but not limited to, any payment on account of the principal of, premium, if any, or interest on the Note in cash or property or to acquire or repurchase the Note.

        10.2    Guaranty Subordinated to Prior Payment of all Senior Debt on Dissolution, Liquidation, Reorganization, etc. of the Guarantor.    Upon any payment or distribution of the assets of any Guarantor of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Note) to creditors upon any dissolution, or winding-up, or total or partial liquidation, or reorganization, or recapitalization or readjustment of any Guarantor or his or her property or securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of such Guarantor or otherwise), then in such event,

          10.2.1    the holders of all Senior Debt shall first be entitled to receive payment in full in cash or cash equivalents before any payment in respect of the Guaranty is made;

          10.2.2    any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to which Lender would be entitled except for the provision of this Section 10-, shall be paid or delivered by any debtor or other person making such payment or distribution, directly to the holders of the Senor Debt or their representatives or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, for application to payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

          10.2.3    in the event that, notwithstanding the foregoing provisions of this Section 10.2, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received Lender before all Senior Debt is paid in full, such payment or distribution (subject to the provisions of Section 10.6 and 10.7) shall be held in trust for the benefit or, and shall be immediately paid or delivered by Lender, to the holders of Senior Debt remaining unpaid or unprovided for, or their representative or representatives, or to the trustee or trustee under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

        Each Guarantor shall give prompt notice to the trustee and any paying agent of any liquidation or reorganization of such Guarantor or any other facts known to it which would cause a payment to violate this Section 10.

        Upon any payment or distribution of assets of any Guarantor referred to in this Section 10, Lender shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to Lender, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt, the amount thereof payable thereon, the mount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 10.

        10.3    Lender to be Subrogated to Rights of Holders of Senior Debt.    Subject to the payment in full of all Senior Debt in cash or cash equivalents, Lender shall be subrogated to the rights of the holders of Senior Debt to receive payments or distribution of assets of any Guarantor applicable to the Senior Debt until the principal of, premium, if any, and interest on the Note shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Senior Debt of assets, whether in cash, property or securities, distributable to the holders of Senior Debt under the provisions hereof to which Lender would be entitled except for the provisions of this Section 10, and no payment over pursuant to the provisions of this Section 10 to the holders of Senior Debt by Lender shall, as between any Guarantor, his or her creditors (other than the holders of Senior Debt) and Lender, be deemed to be a payment by any Guarantor to or on account of Senior Debt, it being understood that the provisions of this Section 10 are, and are intended, solely for the purpose of defining the relative rights of Lender, on the one hand, and the holders of Senior Debt, on the other hand.

        10.4    Obligations of Guarantors Unconditional.    Nothing contained in this Section 10 or elsewhere in this Agreement or in the Note is intended to or shall impair or affect, as between any Guarantor, its creditors (other than the holders of Senior Debt) and Lender, the obligation of any Guarantor under the Guaranty, or to affect the relative rights of Lender and creditors of any Guarantor, other than the holders of Senior Debt, nor shall anything herein or therein prevent or limit Lender from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default hereunder, subject to the rights, if any, under this Section 10 of the holders of Senior Debt in respect of assets, whether in cash, property or securities, of any Guarantor, received upon the exercise of any such remedy. Nothing contained in this Section 10 or elsewhere in this Agreement or in the Note, shall, except during the pendency of any winding-up, total or partial liquidation or readjustment of any Guarantor (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of assets and liabilities of such Guarantor or otherwise), affect the obligation of such Guarantor to make, or prevent such Guarantor from making, at any time (except under the circumstances described in Section 10.5 hereof), any payment in respect of the Guaranty.

        10.5    Guarantor Not to make Payments in Respect of the Guaranty in Certain Circumstances.

          10.5.1    Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and all other obligations in respect thereof shall first be paid in full in cash or cash equivalents, or such payment duly provided for before any payment in respect of the Guaranty is made.

          10.5.2    Upon the happening of an event of default (as such term is used in such instrument) in respect of the payment of any Senior Debt), then, unless and until such default shall have been cured or waived by the holders of Senior Debt or shall have ceased to exist, no payment in respect of the Guaranty shall be made.

          10.5.3    Upon the happening of a default or an event of default with respect to any Senior Debt, other than a default in payment of the principal of, premium, if any, or interest on the Senior Debt, or if an event of default would result upon any payment pursuant to the Guaranty with respect to the Note, upon written notice of (i) the default given to Borrower, each Guarantor and Lender by holders of Senior Debt representing a majority of the principal amount thereof or their representative, or (ii) the event of default given to Borrower, each Guarantor and Lender by the holders of Senior Debt representing a majority of the principal amount thereof or their representative, then, unless and until such default or event of default has been cured or waived or otherwise has ceased to exist, no payment in respect of the Guaranty may be made. Notwithstanding the foregoing, unless the Senior Debt in respect of which such default or event of default exists has been declared due and payable in its entirety, in the case of a default, within 30 days and, in the case of an event of default, within 180 days after the date written notice of such default or event of default is delivered as set forth above (the "Payment Blockage Period"), and such declaration has not been rescinded, each Guarantor is required then to pay all sums not paid to Lender during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Note. Any number of such notices may be given; provided, however, that (i) during any 360 consecutive days, the aggregate of all Payment Blockage Periods shall not exceed 180 days, (ii) there shall be a period of at least 190 consecutive days during each continuous 360-day period when no Payment Blockage Period is in effect, and (iii) any default or event of default that resulted in the commencement of a 180-day period may not be the basis for the commencement of any other 180-day period.

        10.6    Lender Entitled to Assume Payments not Prohibited in Absence of Notice.    Lender shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to Lender, unless and until Lender shall have received written notice thereof at the address set forth in Section 11.1 hereof from Borrower or any Guarantor or from one or more holders of Senior Debt or from any representative thereof or trustee therefor, and, prior, to the receipt of any such written notice, Lender shall be entitled to assume conclusively that no such facts exist, and shall be fully protected in making any such payment in any such event.

        Lender shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a trustee on behalf of any such holder. In the event that Lender determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Section 10, Lender may request such Person to furnish evidence to the reasonable satisfaction of Lender as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 10, and, if such evidence is not furnished, Lender may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        10.7    Application by Lender of Monies Deposited with it.    Any deposit of monies by any Guarantor with Lender for any payment in respect of the Guaranty shall be subject to the provisions of Sections 10.1, 10.2, 10.3 and 10.5 hereof except that, if prior to the opening of business on the second Business Day next prior to the date on which, by the terms of this Agreement, any such monies may become payable for any purpose (including, without limitation, the payment of principal of, or interest on, the Note) Lender shall not have received with respect to such monies the notice provided for in Section 10.6, then Lender shall have the full power and authority to receive such monies and to apply such monies to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date; without, however, limiting any rights that holders of Senior Debt may have recover any such payments from Lender in accordance with the provisions of this Section 10.

        10.8    Subordination Rights not Impaired by Acts or Omissions of Guarantors or Holders of Senior Debt.    No right of any present or future holder of any Senior Debt to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by any Guarantor with the terms, provisions and covenants of this Agreement, the Note, or any other agreement or instrument regardless of any knowledge thereof any such holder may have or be otherwise charged with.

        Lender undertakes and agrees for the benefit of each holder of Senior Debt to execute, verify, deliver and file any proofs of claim, consents, assignments or other instruments that any holder of Senior Debt may at any time require in order to prove and realize upon any rights or claims pertaining to the Guaranty and to effectuate the full benefit of the subordination contained in this Section 10; and upon failure of Lender so to do, any such holder of Senior Debt) or a trustee or representative on its behalf) shall be deemed to be irrevocably appointed the agent and attorney-in-fact of Lender to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instrument.

        Without limiting the effect of the first paragraph of this Section 10.8, any holder of Senior Debt may at any time and from time to time without the consent of or notice to Lender, without impairing or releasing any of the rights of any such holder of Senior Debt hereunder, upon or without any terms or conditions and in whole or in part:

          (i)    change the manner, place or terms of payment, or change or extend the time of payment of or increase the amount of, renew or alter, any Senior Debt or any other liability of any Guarantor to such holder, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the provisions hereof shall apply to the Senior Debt of such holder as so changed, extended, renewed or altered;

          (ii)  sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or however securing, any Senior Debt or any other liability of any Guarantor to such holder or any other liabilities incurred directly or indirectly in respect thereof or hereof, or any offset against it;

          (iii)  exercise or refrain from exercising any rights or remedies against any Guarantor or others or otherwise act or refrain from acting or for any reason fail to file, record or otherwise perfect any security interest in or lien on any property of any Guarantor or any other Person;

          (iv)  settle or compromise any Senior Debt or any other liability of Borrower to such holder or any security therefor, or any liability incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Guarantor to creditors of any Guarantor other than such holder; and

          (v)  apply any sums by whomsoever paid and however realized to any liability or liabilities of any Guarantor to such holder (other than in respect of the Guaranty or any liability or liabilities which rank pari passu or junior in right of payment to the Guaranty) regardless of what liability or liabilities of such Guarantor to such holder remain unpaid.

        10.9    Section 10 Not to Prevent Events of Default.    The failure to make a payment in respect of the Guaranty, by reason by any provision in this Section 10 shall not be construed as preventing the occurrence of an Event of Default hereunder.

        10.10    Lender not Fiduciary for Holders of Senior Debt.    The provisions of this Agreement are not intended to create, nor shall they create, any trust or fiduciary relationship between Lender and the holders of Senior Debt, nor shall any implied covenants or obligations with respect to holders of Senior

Debt (other than those expressly set forth herein) be read into this Agreement against Lender. Accordingly, notwithstanding any provision of this Section 10, to the contrary, Lender shall not be liable to any such holders if it shall in good faith, inadvertently pay over or distribute to holders or any Guarantor or any other person monies or assets to which any holders of Senior Debt shall be entitled by virtue of this Section 10 or otherwise.

11.  MISCELLANEOUS PROVISIONS

        11.1    Notices.    Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be sent by Federal Express, or other reputable nationally recognized overnight courier service, or by postage prepaid registered or certified mail, return receipt requested, and shall be deemed given when received or refused (as indicated on the receipt) and addressed as follows:

  If to Borrower:

    Duke's—Sparks, LLC
    1324 Victorian Avenue
    Sparks, Nevada 89431
    Attention: Mr. Ray Brown, Manager
    Facsimile: (775) 331-1109

  With a copy to:

    Allison, MacKenzie, Hartman, Soumbeniotis & Russell, Ltd.
    402 North Division Street
    Carson City, Nevada 89703
    Attention: James R. Cavilia, Esq.
    Facsimile: (775) 882-7918

  If to Endeavor North:

    Endeavor North, LLC
    1324 Victorian Avenue
    Sparks, Nevada 89431
    Attention: Mr. Ray Brown, Manager
    Facsimile: (775) 331-1109

  With a copy to:

    Allison, MacKenzie, Hartman, Soumbeniotis & Russell, Ltd.
    402 North Division Street
    Carson City, Nevada 89703
    Attention: James R. Cavilia, Esq.
    Facsimile: (775) 882-7918

  If to Lender:

    Archon Corporation
    3993 Howard Hughes Parkway, Suite 630
    Las Vegas, Nevada 89109
    Attention: Mr. Charles Sandefur, Chief Financial Officer
    Facsimile: (702) 732-9465

  With a copy to:

    Jones Vargas
    3773 Howard Hughes Parkway
    Third Floor South
    Las Vegas, Nevada 89109
    Attention: Craig H. Norville, Esq.
    Facsimile: (702) 734-2722

  If to Guarantors:

    Ray and Sharon Brown
    1386 Decareo Court
    Henderson, NV 89014

    Kevin and Kathy Hogan
    5200 Guide Meridien
    Suite 217
    Bellingham, WA 98226

    Christopher Lowden
    1324 Victorian Avenue
    Sparks, NV 89431

  With a copy to:

    Allison, MacKenzie, Hartman, Soumbeniotis & Russell, Ltd.
    402 North Division Street
    Carson City, Nevada 89703
    Attention: James R. Cavilia, Esq.
    Facsimile: (775) 882-7918

it being understood and agreed that each party will use reasonable efforts to send copies of any notices to the addresses marked "With a copy to" hereinabove set forth; provided, however, that failure to deliver such copy or copies shall have no consequence whatsoever to the effectiveness of any notice made to the other party. Each party may designate a change of address by notice given, as herein provided, to the other party, at least fifteen (15) days prior to the date such change of address is to become effective.

        11.2    Joint and Several Liabilities.    If Borrower is more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

        11.3    Governing Law.    The terms of this Agreement shall be governed by and construed under the laws of the State of Nevada without reference to such State's principles of conflicts of law.

        11.4    Survival of Representations and Warranties.    All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of this Agreement and shall continue in full force and effect until the Loan is paid in full and any other obligations of Borrower under this Agreement, the Note, the Security Agreement and Second Deed of Trust and the Other Loan Documents are performed in full. Whenever in this Agreement either of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Borrower, Endeavor North and the Guarantors which are contained in this Agreement shall bind the successors and assigns of Borrower, Endeavor North and the Guarantors and inure to the benefit of the successors and assigns of Lender.

        11.5    Estoppel Certificates.    Borrower, within ten (10) days after request by Lender and at Borrower's expense, will furnish Lender with a statement, duly acknowledged and certified, setting forth the amount of the Loan and the defenses, thereto, if any.

        11.6    Further Acts, etc.    Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Lender the property and rights hereby mortgaged or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement, the Note, the Security Agreement and Second Deed of Trust or the Other Loan Documents, or for filing, registering or recording the Security Agreement and Second Deed of Trust or the Other Loan Documents.

        11.7    Usury Laws.    This Agreement, the Note, the Security Agreement and Second Deed of Trust and the Other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by law to contract or agree to pay. If, by the terms of this Agreement, the Note, the Security Agreement and Second Deed of Trust or the Other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, the rate of interest under the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note.

        11.8    Jurisdiction.    Borrower and each Guarantor agrees to submit to personal jurisdiction in Washoe County, Nevada in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, Borrower and each Guarantor hereby agrees and consents that, without limiting other methods of obtaining jurisdiction, personal jurisdiction over Borrower and each Guarantor in any such action or proceeding may be obtained within or without the jurisdiction of any court located in Washoe County, Nevada and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon Borrower and each Guarantor by registered or certified mail to or by personal service at the last known address of Borrower and each Guarantor, whether such address be within or without the jurisdiction of any such court.

        11.9    Delay not Waiver.    No delay on the part of lender in exercising any right or remedy under this Agreement, the Note, the Security Agreement and Second Deed of Trust or the Other Loan Documents or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy or be construed as an election of remedies. Without limiting the generality of the foregoing provisions, the acceptance by lender from time to time of any payment under this Agreement or the Note which is past due or which is less than the payment full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of the holder hereof to accelerate the maturity of the Note or to exercise any other right or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right or remedy, (ii) constitute a waiver of the requirement of punctual payment and performance, or (iii) constitute a novation in any respect, except that Lender's written acceptance of past due payment as payment in full shall constitute a cure of such payment default. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided in this Agreement, the Note, the Security Agreement and Second Deed of Trust and the Other Loan Documents.

        11.10    Relationship.    The relationship of Lender to Borrower hereunder is strictly and solely that of lender and borrower, and nothing contained in this Agreement, the Note, the Security Agreement and Second Deed of Trust or any of the Other Loan Documents now or hereafter executed and delivered in connection therewith or otherwise in connection with the Loan is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Lender and Borrower other than as lender and borrower.

        11.11    Written Modification only.    This Agreement may only be modified, amended, changes or terminated by an agreement in writing signed by Lender and Borrower, or in the case of the Guaranty, each Guarantor. No waiver of any term, covenant or provision of this Agreement shall only be effective unless given in writing by the waiving party, and, if so given, shall only be effective in the specific instance in which given.

        11.12    Offsets and Defenses.    This Agreement, the Note, the Security Agreement and Second Deed of Trust and the Other Loan Documents set forth the entire agreement and understanding of Lender, Borrower and each Guarantor regarding the Loan. Borrower and each Guarantor hereby absolutely, unconditionally and irrevocably waives any and all right to assert any offset with respect to amounts payable pursuant to this Agreement, the Note, any of the Security Agreement and Second Deed of Trust or any of the Other Loan Documents. In addition, in connection with any action brought by Lender to enforce the provisions of this Agreement, the Note, any of the Security Agreement and Second Deed of Trust or any of the Other Loan Documents or to enforce, foreclose and realize upon the Liens created hereby, by the Security Agreement and Second Deed of Trust or by the Other Loan Documents, Borrower absolutely, unconditionally and irrevocably waives any and all right to assert in such action any noncompulsory counterclaim or cross claim of any nature whatsoever with respect to (i) this Agreement, the Note, the Security Agreement and Second Deed of Trust or the Other Loan documents, (ii) the obligations of Borrower under this Agreement, the Note, the Security Agreement and Second Deed of Trust or the Other Loan Documents, (iii) the obligations of any other person or party relating to this Agreement, the Note, the Security Agreement and Second Deed of Trust or the Other Loan Documents, (iv) the obligations of Borrower hereunder or otherwise with respect to the Loan, or (v) any claim or other matter relating to the Existing Loan or the Existing Loan Documents or the respective obligations of any of the Borrower Parties or Lender thereunder. Any noncompulsory counterclaim or cross claim asserted by Borrower shall be raised only in a separate action or actions initiated by Borrower. As a material consideration to Lender, in any action brought by Lender to enforce the provisions of this Agreement, the Note, the Security Agreement and Second Deed of Trust or any of the Other Loan Documents, Borrower and each Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense for the sole purpose (as judicially determined) of delaying, hindering or impairing Lender's rights or remedies.

        11.13    Entire Agreement.    Borrower and each Guarantor acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Agreement, the Note, the Security Agreement and Second Deed of Trust or Other Loan Documents with respect to the obligations of Borrower, except those specifically set forth herein or therein.

        11.14    Sale; Assignment.    Borrower and each Guarantor acknowledges that Lender shall have the right in its sole and absolute discretion during the term of the Loan (i) to sell and assign the Loan or participation interests in the Loan, and/or (ii) to effect a so-called securitization of the Loan, in each instance in such manner and on such terms and conditions as Lender shall deem to be appropriate. Borrower and each Guarantor shall reasonably cooperate, at Lender's expense, in all respects with Lender in connection with such sale, assignment, participation and/or securitization, and shall, in connection therewith, execute and deliver such estoppel certificates, instruments and documents as may be reasonably requested by Lender. Borrower and each Guarantor grants to Lender the right to distribute on a confidential basis financial and other information concerning Borrower, each Guarantor and the Project and other pertinent information with respect to the Loan to any party who has indicated to Lender an interest in entering into such sale, assignment and/or securitization of the Loan. If Borrower or any Guarantor shall default in the performance of its, his or her obligations as set forth in this Section, and if such default shall not be remedied by Borrower or such Guarantor within ten (10) days after written notice by Lender, Lender shall have the right in its discretion to declare the Loan immediately due and payable.

        11.15    Trial by Jury Waiver.    TO THE EXTENT PERMITTED BY LAW, BORROWER AND EACH GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, THE NOTE, THE SECURITY AGREEMENT AND SECOND DEED OF TRUST OR ANY OF THE OTHER LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF BORROWER AND LENDER WITH RESPECT TO THIS AGREEMENT, THE NOTE, THE SECURITY AGREEMENT AND SECOND DEED OF TRUST OR THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT LENDER MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

        11.16    Successors and Assigns.    Whenever used and appropriate in the context, the singular number shall include the plural, the plural the singular and the words "Lender," "Borrower," "Endeavor North" and "Guarantor" include their respective successors and assigns, provided, however, that Borrower, Endeavor North and the Guarantors shall in no event or under any circumstance have the right without obtaining the prior written consent of lender to assign or transfer their respective obligations under this Agreement, the Note, the Security Agreement and Second Deed of Trust or the Other Loan Documents, in whole or in part, to any other Person.

        11.17    Headings.    The headings of the Articles, Sections and subdivisions of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not modify, limit or otherwise affect any of the terms hereof.

        11.18    Severability.    Every provision of this Agreement is intended to be severable, if any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain in full force and effect.

        11.19    Counterparts.    This Agreement may be executed in one or more counterparts, each of which when taken together will constitute one and the same agreement, and each of which shall constitute an original copy of this Agreement.

        11.20    Time is of the Essence.    Time is of the essence of this Agreement.

        11.21    Non-Liability of Lender.    Notwithstanding any other term or provision of this Agreement, Borrower and each Guarantor acknowledges and agrees that the various rights of approval herein given to Lender are for the purpose of protecting Lender's own rights and interests and not for the benefit of Borrower, any Guarantor or any third person. Lender's approval of any plan, design, contractor or other matter shall not be deemed approval of such plan, design, contract or other matter from the standpoint of structural safety, conformance with building codes or other Laws or requirements of any Governmental Agency, but solely an approval for the benefit of Lender, nor shall Lender's approval of any contractor or other third party be deemed an affirmation by Lender of such person's ability to perform its obligations to Borrower. Neither Lender nor any person acting on behalf of Lender shall be liable to Borrower, any Guarantor or any other Person for any liabilities arising out of or in any way connected with the exercise of Lender's rights under this Agreement, unless due to the willful misconduct of Lender.

        11.22.    Third Parties.    Other than the provisions of Sections [9 and 10] hereof with respect to holders of Senior Debt, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ARCHON CORPORATION
By:	/s/ CHARLES W. SANDEFUR

DUKE'S—SPARKS, LLC, a Nevada limited-liability company
By Endeavor Gaming, Inc., Manager

By:	/s/ RAY BROWN, JR. Ray Brown, Jr., Treasurer

/s/ RAY BROWN, JR. Ray Brown, Jr., Member

/s/ KEVEN HOGAN Kevin Hogan, Member

/s/ CHRISTOPHER LOWDEN Christopher Lowden, Member
ENDEAVOR NORTH, LLC
By:	/s/ RAY BROWN, JR. Ray Brown, Jr., Manager
/s/ RAY BROWN, JR. Ray Brown, Jr., Guarantor

/s/ SHARON BROWN Sharon Brown, Guarantor

/s/ KEVIN HOGAN Kevin Hogan, Guarantor

/s/ KATHY HOGAN Kathy Hogan, Guarantor

/s/ CHRISTOPHER LOWDEN Christopher Lowden, Guarantor

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  Exhibit 10.32